UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUMAX ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	36-4610245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

509 Madison Avenue, Suite 1510
New York, New York 10022
(212) 774-3655
(646) 278-0813 (facsimile)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Hartman, Chief Executive Officer
Lumax Acquisition Corp.
509 Madison Avenue, Suite 1510
New York, New York 10022
(212) 774-3655
(646) 278-0813 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald A. Fleming, Jr., Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036-4039 (212) 858-1000 (212) 298-9931 (facsimile)	Morris C. Brown, Esq. Greenberg Traurig, P.A. 777 South Flagler Drive Suite 300 East West Palm Beach, Florida 33401-6167 (561) 650-7900 (561) 805-7841 (facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum
		Offering	Proposed Maximum
Title of Each Class of	Amount Being	Price per	Aggregate	Amount of
Security Being Registered	Registered	Security(1)	Offering Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and two Warrants(2)	3,833,333 Units	$6.00	$23,000,000	$707
Shares of Common Stock included as part of the Units(2)	3,833,333 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	7,666,666 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	7,666,666 Shares	$5.00	$38,333,330	$1,177
Underwriters’ Unit Purchase Option	1 Option	$100	$100	—	(3)
Units underlying the Underwriters’ Unit Purchase Option (“Underwriter’s Units”)(4)	250,000 Units	$7.20	$1,800,000	$56
Shares of Common Stock included as part of the Underwriters’ Units(4)	250,000 Shares	—	—	—	(3)
Warrants included as part of the Underwriters’ Units(4)	500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Underwriters’ Units(4)	500,000 Shares	$6.00	$3,000,000	$93
Total			$66,133,430	$2,033	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 500,000 Units, and 500,000 shares of Common Stock and 1,000,000 Warrants underlying such Units, which may be issued on exercise of a 60-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminate number of additional securities to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	The registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, SEPTEMBER 4, 2007
PRELIMINARY PROSPECTUS

PROSPECTUS

$20,000,000

LUMAX ACQUISITION CORP.

3,333,333 Units
Lumax Acquisition Corp. is a “blank check” company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the business services or light manufacturing industry. We have not conducted any research with respect to identifying a potential acquisition candidate, and we do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any substantive discussions, formal or otherwise, with respect to any such transaction.
This is an initial public offering of our securities at a price of $6.00 per unit. Each unit consists of:

•	one share of our common stock; and
•	two warrants.
Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and          , 2008. The warrants will expire on          , 2011, or earlier upon redemption.
We have granted to Capital Growth Financial, LLC, the representative of the underwriters, a 60-day option to purchase up to 500,000 additional units solely to cover over-allotments, if any (over and above the 3,333,333 units referred to above). Any units purchased by the underwriters pursuant to this option will be used only to cover the net syndicate short position resulting from the initial distribution. As additional compensation, we have also agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 250,000 units (assuming full exercise of the underwriters’ over-allotment option) at $7.20 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.00 per share (120% of the exercise price of the warrants included in the units sold in this offering) and both the units and the warrants may be exercised on a “cashless” basis. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
Lumax Investment Management, LLC, an affiliate wholly-owned and managed by our initial stockholders, has agreed to purchase from us an aggregate of 1,333,333 warrants at $0.90 per warrant for an aggregate purchase price of $1,200,000. This purchase will take place on a private placement basis concurrently with the consummation of this offering. All of the proceeds we receive from this purchase will be placed in the trust account and subject to a trust agreement described below. The warrants to be purchased by such purchaser will be identical to the warrants included in the units being offered by this prospectus, except that

•	the insider warrants have an exercise price of $6.00 per share (120% of the exercise price of the warrants included in the units sold in this offering);
•	the insider warrants may be exercised on a “cashless” basis in the event we call them for redemption so long as such warrants are held by our initial stockholders or their affiliates;
•	the insider warrants will have the benefit of separate registration rights under the Securities Act of 1933; and.
•	the insider warrants and underlying securities may not be sold or transferred (with certain exceptions) until 30 days after we have completed a business combination.
There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol “          ” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols “          ” and “          ”, respectively.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public Offering	Discount and	Proceeds, before
	Price	Commissions(1)(2)	Expenses, to Us

Per unit	$6.00	$0.45	$5.55
Total	$20,000,000	$1,500,000	$18,500,000

(1)	Excludes a non-accountable expense allowance in the amount of 1.5% of the gross proceeds of this offering (excluding any exercise of the over-allotment option), or $300,000 ($0.09 per unit) which is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination.

(2)	$375,000 ($431,250 if the over-allotment option is exercised in full) of the underwriting discounts and commissions is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination.

$18,251,700 of the proceeds we receive from this offering, plus the additional $1,200,000 we will receive from the purchase of warrants being made by an affiliate of our initial stockholders in connection with this offering, for an aggregate of $19,451,700 ($5.84 per unit sold to the public in this offering), or $22,282,950 ($5.81 per unit sold to the public) if the over-allotment option is exercised in full will be deposited into a trust account at           maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $375,000 of underwriters discounts and commissions ($431,250 if the over-allotment option is exercised in full), and includes the $300,000 non-accountable expense allowance payable to the underwriters in the offering. The underwriters have agreed that such amounts (but excluding interest earned thereon) will not be paid unless and until we consummate a business combination.

We are offering the units for sale on a firm-commitment basis. The representative of the underwriters expects to deliver our securities to investors in the offering on or about          , 2007.

Capital Growth Financial, LLC

September   , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us,” “our” or “our company” or “the Company” refer to Lumax Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of one or more operating businesses in the business services or light manufacturing industry through a merger, capital stock exchange, asset acquisition or other similar business combination. In addition, unless we tell you otherwise, the term “initial stockholder” as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to those persons (other than our initial stockholders) that purchase the securities offered by this prospectus. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate.

We are a blank check company organized under the laws of the State of Delaware on May 29, 2007. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the business services or light manufacturing industry. To date, our efforts have been limited to organizational activities and activities related to this offering.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including funds held in trust, less our liabilities, including $675,000 in deferred underwriting compensation, including the non-accountable expense allowance) at the time of such acquisition. As used in this prospectus, a “target business” means an operating entity in the business services or light manufacturing industry in the United States and a “business combination” means the acquisition by us of such a target business. We do not intend to search for, or enter into our initial business combination with, a target business located outside of the United States. We have not, members of management did not prior to our incorporation or at any other time, nor has anyone on our behalf, either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than conducting general industry research and analysis, neither we nor any of our agents or affiliates has conducted any research or taken any measures, directly or indirectly, before or after our incorporation, to locate, research or contact a particular target business.

We expect that one or more of our officers will remain associated in some capacity with us following our initial business combination, though it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

The business services industry consists of businesses that provide the contractual service of taking over one or more business functions (typically IT or operational intensive functions) in which the outsourcer manages, performs and delivers clients’ business functions. Usually, business services are implemented as a cost-saving measure. Companies transfer the complete responsibility for these functions to these vendors, who guarantee certain service quality standards. Business services are generally divided into two basic categories: back office outsourcing, which includes internal business functions such as billing or purchasing, and front office outsourcing, which includes customer-related services such as marketing or tech support. The business services industry is large and highly fragmented with thousands of vendors providing a number of different types of services.

The light manufacturing industry consists of light industrial businesses where all processing, fabricating, assembly or disassembly takes place wholly within an enclosed building, and covers a vast number of products. The light manufacturing industry includes businesses engaged in the mechanical or chemical transformation of raw materials or substances into new products or finished goods for sale. This effort includes all intermediate processes required for the production and integration of a product’s components. These businesses are usually described as plants, factories, or mills and characteristically use power driven machines and material handling equipment. Businesses engaged in assembling component parts of manufactured products are also considered light manufacturers if the new product is neither a structure nor other fixed improvement. Light manufacturing also includes the blending of materials, such as lubricating oils, plastics, resins, or liquors.

We and our management team chose the business services and light manufacturing industries because of management’s general experience in those two industries. Management also has significant contacts in the business services and light manufacturing industries and believes that these contacts will provide us with access to acquisition and growth financing opportunities that may not yet be available to the broader market. In addition, we believe that increasingly, the distinction between the business services and light manufacturing industries is becoming blurred as certain types of business providers are vertically integrating their operations to manufacture products used in connection with their delivery of business services. To the extent acquisition candidates do not reflect such overlap between the two industries, management expects to choose a candidate based upon the comparative attractiveness of the opportunity, taking into account such factors as the candidate’s financial strength, perceived growth prospects, and the quality of its management team. However, we have not, directly or indirectly, started the process of identifying any potential acquisition opportunities.

We intend to focus on business services or light manufacturing businesses in market segments that we believe possess potential for attractive returns — either in terms of significant revenue growth opportunities or in terms of unique opportunities to expand profitability and cash flow. We will generally seek:

•	to identify targets that we believe will generate a favorable return on our investment;

•	executive management teams who have demonstrated the ability to operate and profitably grow business services or light manufacturing businesses; and

•	to create competitive advantages in a given market place.

In evaluating a prospective target business, we plan to consider, among other factors:

•	growth potential;

•	cash flow potential;

•	financial condition and results of operations;

•	capital requirements;

•	experience and skill of management and availability of additional personnel;

•	costs associated with effecting the business combination;

•	competitive position;

•	barriers to entry by competitors;

•	stage of development;

•	degree of current or potential market acceptance;

•	attractiveness of real estate;

•	geographic location; and

•	economic conditions in the area.

Our executive offices are located at 509 Madison Avenue, Suite 1510, New York, New York 10022 and our telephone number is (212) 774-3655.

The Offering

Securities offered	3,333,333 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Our common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable. In no event will the underwriters allow separate trading of our common stock and warrants until after we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, following the completion of this offering, which we anticipate will take place three business days following the date of this prospectus. Our audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the underwriters exercise the over-allotment option prior to the filing of the Form 8-K. If a material portion of the over-allotment option is exercised following the initial filing of the Form 8-K, we will file an amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Securities sold to insiders	1,333,333 warrants at $0.90 per warrant (for an aggregate purchase price of $1,200,000) will be sold to Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by our initial stockholders. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will not be placed into the escrow account referred to below. The insider warrants will be identical to the warrants included in the units being offered by this prospectus, except that

• if called for redemption, the insider warrants are exercisable on a cashless basis so long as such warrants are held by our initial stockholders or their affiliates;

• the insider warrants will have the benefit of separate registration rights under the Securities Act of 1933; and

• the insider warrants and underlying securities may not be sold or transferred (with certain exceptions, such as (i) to relatives and trusts for estate planning purposes, (ii) by virtue of the laws of descent and distribution upon death of a holder or (iii) pursuant to a qualified domestic relations order) until 30 days after we have completed a business combination.

We have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares.

Common stock

Number outstanding before this Offering	833,334 shares

Number to be outstanding after this offering and sales to insiders	4,166,667 shares

Warrants

Number outstanding before this offering	0 warrants

Number to be sold as part of insider sale	1,333,333 warrants

Number to be outstanding after this offering and sales to insiders	7,999,999 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business; and

• , 2008.

The warrants will expire at 5:00 p.m., New York City time, on , 2011 or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of the purchase option to be granted to the underwriters):

• at our sole election (without having to obtain prior consent from any other persons, including the underwriters);

• in whole and not in part;

• at a price of $0.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. There is no minimum trading volume condition imposed on the Company’s ability to redeem the outstanding warrants.

We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a cushion against a negative market reaction, if any, to our redemption call. If we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, no warrants will be exercisable and we may not issue shares of common stock upon exercise of any warrants unless, (1) at the time a holder seeks to exercise such warrants, a registration statement is effective with respect to the common stock underlying the public warrants, and (2) the common stock underlying the public warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We cannot assure you that the price of our common stock will exceed the warrant exercise price after the redemption call. In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle the warrant exercise.

Proposed OTC Bulletin Board symbols for our:

Units

Common stock

Warrants

Offering proceeds to be held in Trust	We will deposit $18,251,700 of the proceeds of this offering (assuming no exercise of the over-allotment option) plus the $1,200,000 we will receive from the sale of the insider warrants (for an aggregate of $19,451,700 or $5.84 per unit) in a trust account at maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. This amount includes a portion of the underwriting discounts and commissions, including the non-accountable expense allowance, each payable to the underwriters in the offering. The underwriters have agreed that such amounts will not be paid unless and until we consummate a business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless we complete a business combination, the proceeds held in the trust account (excluding up to $1,600,000 of interest and other earnings thereon, after giving effect to applicable taxes) will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We will be able to pay these expenses prior to a business combination only from the net proceeds of this offering not held in the trust account (approximately $200,000 after we pay the expenses related to this offering) and from up to $1,600,000 of interest and other earnings on the net proceeds held in the trust account, after giving effect to applicable taxes.

None of the warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, upon exercise the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors that beneficially own shares, have agreed to vote the shares of common stock owned by them prior to the date of this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders. All of our existing stockholders, including all of our officers and directors that beneficially own shares, have agreed to vote any shares of common stock acquired by them in this offering or in the aftermarket in favor of any business combination presented to the public stockholders. Accordingly, our existing stockholders will not be able to exercise the conversion rights described below. We will proceed with a business combination only if both:

• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and

• public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights (described below).

Our certificate of incorporation provides that we cannot amend these provisions without the affirmative vote of 75% of our stockholders. Our existing stockholders have agreed to vote against any such amendment. In addition, we regard the conditions to approval of the initial business combination contained in Article Fifth of our certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination will be entitled to convert their stock into their pro rata share of the trust account, including $0.2025 per share being held in the trust account attributable to the deferred underwriter’s discount and non-accountable expense allowance, and any accrued interest earned on their portion of the trust account not previously released to us, as of two business days prior to the proposed completion of the business combination, if the business combination is approved and completed.

Public stockholders will not be entitled to convert their shares by simply voting against such combination; instead, they must also affirmatively exercise their conversion rights prior to or contemporaneously with their vote against such combination. Any request for conversion may be withdrawn at any time up to the date of the meeting of stockholders. Payment will be made to such stockholders promptly following consummation of the business combination. Public stockholders who properly exercise their conversion rights and convert their shares of common stock will retain any warrants they hold.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

We may require public stockholders to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to our transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements.

Liquidation if no business combination	Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company and applicable provisions of the Delaware General Corporation Law, we intend to dissolve and promptly distribute only to our public stockholders (including our initial stockholders solely with respect to any units they purchase in this offering and with respect to any shares of common stock they purchase in the aftermarket) the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after completion of this offering (or within 24 months from the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination has not yet been completed within such 18-month period). While we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution, we intend to effect these actions promptly following the expiration of the time periods specified above. Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and distribution, and our directors and executive officers have agreed to vote in favor of such dissolution and distribution. If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the Securities and Exchange Commission (“SEC”) seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. Two of our officers and directors, Messrs. Scott W. Hartman and David S. Montoya, own stock in our company, but have waived their right to receive distributions (other than with respect to units they purchase in this offering or common stock they purchase in the aftermarket) upon our liquidation of the trust account, as part of any plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. Messrs. Scott W. Hartman and David S. Montoya, our officers and initial stockholders and two of our directors, have agreed to indemnify us for claims of vendors to the extent that we fail to obtain valid and enforceable waivers from such vendors in order to protect the amounts held in trust, but such indemnity obligation shall not apply to any claims in connection with our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors that would not be covered by the indemnity from Messrs. Hartman and Montoya. For example, they will not have liability to prospective target businesses if we do not complete a business combination with the prospective target businesses, and there could be claims from parties other than vendors that would not be covered by the indemnity from Messrs. Hartman and Montoya, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We currently do not have any waiver agreements with any vendors in place.

We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. We believe that there should be sufficient funds available out of the trust account to fund the $50,000 to $75,000 of expenses. In addition, Messrs. Scott W. Hartman and David S. Montoya, our officers and initial stockholders and two of our directors, have agreed to indemnify us for claims of vendors to the extent that we fail to obtain valid and enforceable waivers from such vendors in order to protect the amounts held in trust.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Escrow of management and initial Stockholders’ shares	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors that beneficially own shares, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to limited exceptions (such as transfers to relatives or trusts for estate planning purposes, with the shares remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year after we have completed a business combination. The insider warrants will not be placed into the escrow account. Our initial warrantholder (which is an affiliate of our existing stockholders) has agreed that the warrants and the underlying securities will not be transferred by it until 30 days after we have completed a business combination.
Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. Because we have not had any operations to date, we have only presented our balance sheet data. The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

	June 21, 2007
		As
	Actual	Adjusted(1)

Balance Sheet Data:
Working capital/(deficiency)	$(76,000)	$18,985,700
Total assets	125,000	19,660,700
Total liabilities(2)	116,000	675,000
Value of common stock that may be converted to cash in connection with a business combination	—	3,888,395
Stockholders’ equity	9,000	15,097,305

(1)	Includes the $1,200,000 we will receive from the sale of the insider warrants.

(2)	The “As Adjusted” liabilities consists of $675,000 being held in the trust account attributable to the deferred underwriters’ discount and non-accountable expense allowance.

Working capital excludes $85,000 of costs related to this offering that we incurred prior to June 21, 2007. We recorded these deferred offering costs as a long-term asset and reclassified these costs against stockholders’ equity in the “as adjusted” column.

Our “as adjusted” total assets amounts include the $19,451,700 being held in the trust account (which will be $22,282,950 if the underwriters’ over-allotment option is exercised in full), which will be available to us only if we complete a business combination within the time period described in this prospectus. If we are unable to do so, we will be dissolved and the proceeds held in the trust account and any remaining assets will be distributed solely to our public stockholders (including any members of our management to the extent they participate in this offering or acquire our common stock in the after market).

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. This means we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred and the business combination was completed, we would be required to redeem for cash up to approximately 19.99% of the 3,333,333 shares sold in this offering, or approximately 666,333 shares of common stock, at an initial per-share conversion price of approximately $5.84 or an aggregate amount of $3,888,395 (assuming no exercise of the over-allotment option). The actual per-share conversion price will be equal to:

•	the amount in the trust account as of two business days prior to the proposed completion of the business combination, including $675,000 being held in the trust account attributable to the deferred underwriters’ discount and non-accountable expense allowance, but excluding up to $1,600,000 of interest and other earnings on the amount in the trust account, after giving effect to applicable taxes, that has been released to us; divided by

•	the number of shares of common stock sold in this offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

We regard the conditions to approval of the initial business combination contained in Article Fifth of our certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

We believe that the risks described below are the material risks we face.

Risks Related to our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the business services or light manufacturing industries. We have not nor has anyone on our behalf, either directly or indirectly, conducted any acquisition discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until we complete a business combination. We cannot assure you as to when or if a business combination will occur.

If we are unable to complete a business combination, we will be forced to liquidate our company and distribute the trust account, and you will receive $5.84 or less per share for any shares you acquire and your warrants will expire worthless.

If we are unable to complete a business combination within the required time frame and are forced to liquidate our company, the per-share liquidation distribution will be $5.84 or less because a portion of the proceeds and interest and other earnings on amounts deposited in trust will be used for the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. We may also use a portion of the funds not being deposited in trust as a down payment or to fund a down payment, lock-up or “no-shop” provision with respect to a particular business combination, although we do not have any current intention to do so. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate the trust account as part of our plan of dissolution and distribution in the event we do not complete a business combination within the required time periods.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders would be less than $5.84 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities that we engage or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we cannot assure you that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. In addition, we cannot assure you that such entities will agree to waive any future claims they may have in connection with any negotiations, contracts or agreements with us and that they will not seek recourse against the trust account for any reason. We may elect to enter into arrangements with such parties even if they do not execute such waivers if we believe that the arrangements would be in the best interest of our stockholders. In connection with any business combination we pursue, we will likely engage vendors to provide legal, accounting, financial advisory, investment banking, consulting, printing and proxy solicitation services. If we liquidate before we complete a business combination and distribute the proceeds held in trust to our public stockholders, then Messrs. Hartman and Montoya, two of our initial officers and directors, severally and not jointly (one-half each) will be personally liable to pay any of our debts and obligations to vendors (which does not include, for example, third party creditors) that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, but only to the extent necessary to ensure such debts and obligations do not reduce the amount in the trust account. However, we have not taken any steps to ensure that Messrs. Hartman and Montoya have sufficient funds to satisfy their obligations in respect of ensuring that the trust account is not depleted and, as a result, we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. They will not be personally liable to pay any of our debts and obligations except as described above. Among other things, they will not have liability to prospective target businesses if we do not complete a business combination with the prospective target businesses, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.84, due to claims of such creditors. In addition, such third party claims could result in the per share redemption price received by stockholders who vote against a business combination and elect to redeem their shares for cash being less than approximately $5.84 per share. Furthermore, in the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We expect that we will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim and the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. In the event that our board of directors recommends and the stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

In the event we must file for bankruptcy, we may not be able to distribute to our stockholders the liquidation amounts due them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Furthermore, a distribution of the trust proceeds to our stockholders may be viewed under applicable bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”, in which case any such distributions would become part of the bankruptcy estate and our stockholders would not receive any distributions until creditors have received their pro rata shares. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may qualify as a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 if we successfully complete this offering and because we will file a Current Report on Form 8-K with the SEC following completion of this offering, including an audited balance sheet demonstrating this fact, we are exempt from Rule 419 under the Securities Act, which has been promulgated by the SEC to protect investors of blank check companies. Accordingly, you will not be afforded the benefits or protections of Rule 419. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than do companies subject to Rule 419. In addition, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination.

For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to Rule 419 offerings.”

There is no current basis for you to evaluate the possible merits or risks of the target business which we may ultimately acquire.

There is no current basis for you to evaluate the possible merits or risks of the target business which we may ultimately acquire. We do not intend to combine with a financially unstable company, but we may combine with an entity that is in its developmental stage if we believe such company presents the potential for significant growth. However, to the extent our management’s assessment of a target business proves inaccurate and we complete a business combination with a financially unstable company or, alternatively, to the extent we combine with an entity in its development stage, we may be affected by numerous risks inherent in its business operations. Although we will try to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors. An investment in our units may ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We are not required to seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We are generally not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets, and will only obtain one in the limited circumstance that a determination is unusually complex due to difficulty in gathering and obtaining information, difficulty in evaluating the information or time constraints with respect to when a determination must be made, and our board is not otherwise able to determine the satisfaction of such criteria. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors.

We may issue shares of our capital stock to complete a business combination which would reduce the equity interest of our stockholders and could cause a change in control of our company.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), we will have 37,033,333 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the underwriters). Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock to complete a business combination. The issuance of additional shares of our common stock:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, and also may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We may issue debt securities to complete a business combination, which debt securities may contain provisions increasing the risks involved in the conduct of our business. These provisions and related risks could include:

•	default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions, or making additional loans or other investments; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

An effective registration statement may not be in place when a stockholder desires to exercise warrants, thus precluding such stockholder from being able to exercise his, her or its warrant and causing such warrants to be practically worthless.

None of the warrants included in the units offered to the public or the underwriters by this prospectus nor any of the insider warrants will be exercisable, and we may not issue shares of common stock, unless (1) at the time a holder seeks to exercise such warrants, a registration statement is effective with respect to the common stock underlying the public warrants, and (2) the common stock underlying the public warrants has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain an effective registration statement relating to common stock underlying the public warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If a registration statement is not effective with respect to the common stock underlying the public warrants or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants and the warrants may expire worthless. We are registering the sale of the common stock issuable upon exercise of the warrants, or are relying on exemptions from registration only, in the following states: Colorado, Delaware, Hawaii, Illinois, New York and Rhode Island, and will have no obligation to register the warrant shares in any other state. Because we will offer and sell the units in Florida but we will not be registering the sale of the common stock issuable upon exercise of the warrants in Florida, residents of Florida may purchase units, but may be unable to exercise their warrants absent an exemption from registration in Florida at the time of intended exercise. If we use our best efforts to register the common stock issuable upon exercise of the public warrants and to maintain an effective registration statement, as required under the warrant agreement, then the holders of such warrants will have no recourse against us if we fail to achieve such conditions. If, however, we do not use our best efforts, then we potentially will have liability to the investors for monetary damages resulting from such contract breach.

In no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle any warrant exercise.

We may redeem the warrants included in the units offered by this prospectus for $0.01 under certain circumstances, even if such warrants are not then exercisable because there is no effective registration statement relating to the common stock issuable upon such exercise.

After the later of consummation of a business combination and the first anniversary of the date of this prospectus, we will be entitled to redeem the warrants if the last sales price of our common stock equals or exceeds $8.50 for any 20 trading days within a 30-day trading period ending three days before we send the notice of redemption. The redemption price is $0.01 per warrant. Under the provisions of the warrant agreement, we would be entitled to redeem the warrants even though a registration statement with respect to the common stock underlying the warrants is not effective and the warrants are therefore not exercisable. Accordingly, your warrants may be redeemed for $0.01 at a time when you have no practical ability to exercise the warrants, even though at such time the warrants could be “in the money” at the time of such redemption. In this event, you would effectively forfeit the full value of your warrants, which may be substantial, and you would have no claim against us for all or any portion of any such value.

The ability of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Because we will not know how many stockholders may exercise such conversion rights, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination if a larger percentage of stockholders exercise their conversion rights than we expected. That means we may not be able to complete a business combination that requires us to use greater than 80% of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Some or all of our current officers and directors may resign upon completion of a business combination.

If we are able to complete a business combination we may not be able to retain our key personnel. Messrs. Hartman and Montoya have advised the Company that they desire to remain actively involved in a management role with the target business following a business combination. However, it is possible that some or all of the management of the target business at the time of the business combination will remain in place in addition to or in lieu of our current management. Alternatively, we may recruit new management team members to join the target business. Moreover, our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate their retention as part of that combination. We have not entered into employment agreements with any of our existing management. Our management intends to negotiate to be retained post-business combination as a condition to any potential business combination; accordingly, they may look unfavorably upon or reject a proposed business combination in respect of which they would not otherwise be retained as management post-business combination.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the completion of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs; however, they have advised us that they expect to spend a minimum of 40% of their business time (on average) each month on pursuing our initial business combination. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote sufficient time to our business and could have a negative impact on our ability to complete a business combination.

Our officers and directors are, and may in the future become further, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our initial officers and directors have contractual and fiduciary obligations to or are affiliated with SeaView Capital Advisors, LLC, which pursues investment opportunities in both the business services and light manufacturing industries.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, after we complete a business combination, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

Two of our officers and directors own shares of our common stock and are affiliated with an entity that will own warrants that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Messrs. Hartman and Montoya, two of our officers and directors, each own 416,667 shares of common stock in our company that they each purchased for $0.012 per share, and Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by Messrs. Hartman and Montoya, is purchasing an aggregate of 1,333,333 insider warrants at $0.90 per warrant for an aggregate purchase price of $1,200,000 upon consummation of this offering, but have waived their right to receive distributions with respect to such stock upon our liquidation prior to a business combination. The warrants will not be exercisable unless we complete a business combination. Consequently, the pre-offering shares owned by such officers and directors and the insider warrants will be worthless if we do not complete a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and timely completing a business combination timely. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the proceeds not deposited in the trust fund unless the business combination is completed and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors that beneficially own shares, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust fund unless the business combination is completed. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’s owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We may not be able to complete a business combination within the required time frame, in which case we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination has not yet been completed within such 18-month period). We may not be able to find a suitable target within the required time frame. In addition, our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline to complete a business combination. Also, our negotiating position relative to our target will likely decrease with time as we approach the deadline to complete a business combination as the target may be able to leverage our dissolution requirement to extract concessions that an operating company or private equity investor may be unwilling to make. We do not have any specific business combination under consideration. We have not, directly or indirectly, identified any potential targets. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following this offering. If we fail to complete a business transaction within the required time frame, we will be forced to liquidate our company.

If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, of the trust account from our remaining assets outside of the trust fund. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. In addition, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Certain of our officers have agreed to indemnify us, to the extent we do not obtain valid and enforceable waivers, for certain creditor claims in order to protect the amounts held in the trust account. In the event that our board of directors recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Any attempt to complete more than one transaction as our initial business combination will make the combination more difficult to complete.

We may seek to effect business combinations with more than one target with a combined fair market value of at least 80% of our net assets at the time of such transactions. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses and general risks that transactions will not be completed. To the extent we attempt to complete more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to complete our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to complete some or all of those transactions, which could result in our failure to satisfy the requirements for an initial transaction and force us to liquidate.

Because there are numerous companies with business plans similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

There are numerous other blank check companies that have recently completed initial public offerings or filed registration statements with the SEC seeking to go public. Since January 2005, based upon publicly available industry information, we believe that approximately 123 similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking to go public. Of these companies, we believe that 17 companies have consummated an initial business combination, while 25 companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination. Accordingly, based on publicly available information, we believe that 53 of the blank check companies that completed initial public offerings, with more than $5 billion in trust, were seeking targets for an initial business combination, and that 23 blank check companies with $2.6 billion proposed to be put in trust, are currently in registration process with the SEC and upon completion of their offering will be seeking targets for initial business combinations. While some of these blank check companies have specific industries in which they must complete a business combination, approximately 10 (of which two were in registration as of July 6, 2007) may consummate a business combination in any industry they choose, as in our case. We may therefore be subject to competition from these companies, which will increase demand for potential target companies to combine with in an initial business combination. Further, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are limited attractive targets available to such companies or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We believe that approximately five blank check companies have completed initial public offerings and then dissolved or begun proceedings to dissolve as a result of being unable to complete an initial business combination within the required time. We cannot assure you that we will be able to successfully compete for an attractive business combination or that we will be able to effectuate a business combination within the required 24-month time period. If we are unable to find a suitable target business within such time period, we will be forced to liquidate. We also expect to face significant competition from companies other than blank check companies.

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

Following our initial business combination transaction, our strategy will include expanding our assets and operations through additional combinations or acquisitions. Integrating newly-acquired businesses is expensive and time consuming. Combinations and acquisitions involve inherent risks, such as:

•	uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates;

•	the potential of key management and employees of an acquired business;

•	the ability to achieve identified operating and financial synergies anticipated to result from a combination or acquisition;

•	problems that could arise from the integration of the acquired business or assets; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the combination or acquisition.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from any combination or acquisition or could result in unexpected liabilities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-

Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Risks Associated with this Offering

Because of the significant competition for business combination opportunities, we may not be able to complete an attractive business combination within the required time frame.

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, as described above, and leveraged buyout funds, hedge funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors have greater technical, human and other resources than we have and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain larger targets will be limited by our available financial resources. Further, the obligation we have to seek stockholder approval of a business combination may delay the completion of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We will be limited by the requirement that our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. This requirement will prevent us from initially targeting smaller companies, even if we believe they are attractive candidates for acquisition.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including all of our officers and directors that beneficially own shares, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholders (including all of our officers and directors that beneficially own shares) will collectively own 20.0% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering and assuming no exercise of the underwriters’ over-allotment option.

Any shares of common stock acquired by existing stockholders as part of the units they purchase in the offering or in the aftermarket will be considered as part of the holding of the public stockholders. Since our officers and directors will vote any such shares in favor of any business combination they present to the stockholders, they may have considerable influence upon such a vote. When officers and directors vote in their capacities as stockholders, they are not subject to the same level of fiduciary duty that they would be if voting on a matter as an officer or director.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office at least until the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only one member of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the completion of a business combination.

Certain provisions of our certificate of incorporation may limit the rights of our stockholders to exercise control over the Company.

Certain consent requirements of our certificate of incorporation may limit the ability of the stockholders to amend such provisions, since more than the typical simple majority vote is required to amend. For example, Article Fifth, which sets forth the conditions to approval of an initial business combination, requires the vote of seventy-five percent (75%) of our stockholders to be amended or repealed prior to a business combination, and our existing stockholders have agreed to vote against any such amendment. In addition, Article Tenth, which contains provisions relating to management of the corporation and election of directors, requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend. Articles Eleventh and Twelfth prohibit the taking of action by written consent in lieu of a meeting following the initial public offering, and permit certain officers and directors to call special meetings, respectively, and amendment of each provision requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend.

Our existing stockholders paid an aggregate of $10,000, or $0.012 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.0% or $1.69 per share (the difference between the pro forma net tangible book value per share of $4.31 and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,666,666 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) and warrants to purchase 1,333,333 warrants as part of the insider sale to Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by our initial stockholders. We will also issue an option to purchase 250,000 units to the underwriters (assuming no exercise of the underwriters’ over-allotment option), which, if exercised, will result in the issuance of an additional 250,000 shares of common stock and 500,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as these securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and underwriters’ option may make it more difficult for us to complete a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience further dilution to the value of your shares.

If our existing stockholders or the underwriters exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult for us to effect a business combination.

Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock (including the shares issuable upon exercise of the insider warrants held by an affiliate thereof) at any time after the date on which their shares are released from escrow. In addition, our underwriters are entitled to demand that we register the sale of its securities. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock (including shares issuable upon exercise of the insider warrants) then there will be an additional 2,166,667 shares of common stock eligible for trading in the public market. If the underwriters exercise their registration rights with respect to the shares of common stock issuable upon exercise of their purchase option and the warrants issuable under the purchase option (assuming no exercise of the underwriters’ over-allotment option), there will be an additional 750,000 shares of common stock, assuming exercise of the warrants held by the underwriters, eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Florida, Hawaii, Illinois, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” appearing elsewhere in this prospectus.

Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If our common stock becomes subject to the Securities and Exchange Commission’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must, among other things:

•	make a special written suitability determination for the purchaser at least two business days prior to any transaction;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents at least two business days prior to any transaction, which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will not have an audit committee and our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and accordingly, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Two of our directors own shares of our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Such expenses may be significant and exceed the working capital budget. However, to the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Also, since we do not and will not have an audit committee, and because none of our directors may be deemed “independent,” we may generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be so. If actions are taken, or expenses are incurred that are not in our best interests, they could have a material adverse effect on our business and operations and the price of our shares.

Because our initial stockholders’ initial equity investment was only $10,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $10,000 is less than the required $610,000 minimum amount pursuant to this policy. Accordingly, state securities regulators have the discretion to disallow our offering. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Risks Related to the Business Services and Light Manufacturing Industries

General economic and industry conditions may affect our business.

Any general economic, business or industry conditions that cause customers or potential customers to reduce or delay their purchases of business services or other products could have a material adverse effect on our company, its prospects and financial performance. Worldwide economic conditions could have an effect on the demand for our company’s services and products and could result in declining revenue and earnings. General economic declines or a softening of the economy make it more likely that our company may experience difficulties collecting accounts receivable, sales and demand for our company’s products may decrease, and our company’s operating results may be adversely affected.

Quarterly operating results have the potential to fluctuate as a result of many factors.

Once we effect a business combination, quarterly revenues and operating results could vary from quarter to quarter due to a number of factors, many of which are not within our control. Factors that could affect revenues include, among others, the following:

•	competitive factors, such as competitive pricing pressure and the potential introduction of new products by competitors;

•	manufacturing factors, including constraints in our company’s manufacturing and assembly operations and shortages or increases in the prices of raw materials and components;

•	sales and distribution factors, such as changes in product mix or distribution channels resulting in lower margins, increases in sales and marketing expenses, the loss of a significant distributor or sales representative, and seasonality of sales;

•	product development and introduction problems, such as increased research, development and marketing expenses associated with new service and product introductions, delays in the introduction of new services, products and technologies, and adverse effects on sales of existing services, products and technologies;

•	the ability to control costs, including levels of expenses relative to revenue levels;

•	risk of product returns and exchanges; we may experience component problems in the future that could increase warranty reserves and manufacturing costs;

•	the ability to develop, introduce, market and gain market acceptance of new services and products and enhancements thereof in a timely manner;

•	the size, timing, rescheduling or cancellation of significant customer orders;

•	the risk of loss of a significant customer;

•	changes in our pricing policies and the pricing policies of suppliers and competitors, pricing concessions on volume sales, as well as increased price competition in general;

•	success in expanding and implementing our sales and marketing programs;

•	relatively small level of backlog at any given time;

•	the mix of sales among our services and products;

•	deferrals of customer orders in anticipation of new services or products, or enhancements thereof;

•	risks and uncertainties associated with international business and any associated regulatory schemes;

•	expenses that may be incurred in litigation;

•	personnel changes;

•	currency fluctuations and our ability to get currency out of certain foreign countries; and

•	general economic and market conditions, including housing market trends, interest rates, the weather, terrorist activities and the prospect of or the actuality of war.

In addition, sales in any quarter may consist of a relatively small number of large customer orders. As a result, the timing of a small number of orders may impact quarter-to-quarter results. The loss of, or a substantial reduction in, orders from any significant customer could seriously harm our business, financial condition and results of operations.

Quarterly operating results could also be substantially affected by the market’s acceptance of our services and products and the level and timing of orders received. We anticipate that significant portions of our expenses will be relatively fixed in advance based upon forecasts of future sales. If sales fall below expectations in any given quarter, operating results will be adversely affected. In addition, certain service and product development and marketing expenditures may vary significantly from quarter to quarter and are made well in advance of potential resulting revenue.

Due to all of the factors listed above and other risks discussed herein, future operating results could be below the expectations of securities analysts and investors. If that happens, the trading price of our securities could decline. As a result of these quarterly variations, securities analysts and investors should not rely on quarter-to-quarter comparisons of our operating results as an indication of our future performance.

Future success depends on the successful development and market acceptance of new services and products.

We believe that following consummation of our initial business combination, revenue growth and future operating results will depend in part on our ability to complete development of new services and products and enhancements to existing services and products, introduce these services and products in a timely, cost-effective manner, achieve broad market acceptance of these services, products and enhancements, and reduce our service and product costs. We may not be able to introduce any new services or products or any enhancements to our existing services and products on a timely basis, if at all. In addition, the introduction of any new services or products could adversely affect the sales of certain of our existing services and products. Market acceptance of the our new products depends upon many factors, including our ability to accurately predict market requirements and evolving industry standards, our ability to resolve technical challenges in a timely and cost-effective manner and achieve manufacturing efficiencies, the perceived advantages of our new services and products over traditional products, and the marketing capabilities of our independent distributors and selling agents.

Competition is increasing in a number of markets in which we will seek to effect a business combination.

The business services and light manufacturing industries are highly competitive. Following our initial business combination, we would compete with independent distributors, importers, manufacturers, and suppliers and our competitors would include some very large and well-established companies. Many of our competitors could have far greater name recognition and greater financial, technological, marketing and customer service resources than we have. This may allow them to respond more quickly to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources to the development, promotion, sale and support of their services and products than we would be able to. Our potential competitors market services and products that would likely compete with our services and products on the basis of price and other factors. The relatively low barriers to entry in the business services and light manufacturing industries and the limited proprietary nature of many services and products also permit new competitors to enter the industry easily. Our ability to compete successfully in these highly competitive markets depends upon our ability to manufacture and purchase quality components on favorable terms, ensure that our services and products meet safety standards, deliver our services and products promptly at competitive prices, and provide a wide range of services and products.

Our failure or inability to enforce our intellectual property or other proprietary rights could adversely affect our competitive position or the value of our brand.

Following our initial business combination, we will likely own certain intellectual property rights in our technology, procedures and products. Such proprietary rights may be important to our success and our competitive position. Therefore, we plan to devote appropriate resources to the protection of our intellectual property rights. If we are not able to adequately protect or enforce the proprietary aspects of our services, technology, procedures and products, competitors could be able to access our proprietary technology and our business, financial condition and results of operations could be harmed. We intend to protect our technology through a combination of patent, copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and similar means. Despite our efforts, however, other parties may attempt to disclose, obtain or use our technologies and the protective actions that we take may not be enough to prevent unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position. Our competitors may also be able to independently develop services and products that are substantially equivalent or superior to our services and products or design around our patents. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States. As a result, we may not be able to protect our proprietary rights adequately in the United States or abroad.

We may receive notices that claim we have infringed upon the intellectual property of others. Even if these claims are not valid, they could subject us to significant costs. Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. An adverse outcome in litigation or any similar proceedings could subject our company to significant liabilities to third parties, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies. We may not be able to obtain any licenses on acceptable terms, if at all. We also may have to indemnify certain customers or other third parties if it is determined that it has infringed upon or misappropriated another party’s intellectual property. Any of these results could adversely affect our business, financial condition and results of operations. In addition, the cost of addressing any intellectual property litigation claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and could seriously harm the our business, financial condition and results of operations.

We may depend on third-party suppliers to provide components of our services and products.

Following our initial business combination, we may depend on others to supply components of our service offering or to manufacture a significant portion of the component parts incorporated into our products. We may depend on our suppliers to satisfy performance and quality specifications and to dedicate sufficient capacity within scheduled delivery times pursuant to purchase orders placed from time to time in the ordinary course of business. This would mean our company would be vulnerable to unanticipated price increases.

Our company could become subject to various import duties applicable to materials manufactured in foreign countries and, in addition, could be affected by various other import and export restrictions, as well as other considerations or developments impacting upon international trade, including economic or political instability, shipping delays and product quotas. These international trade factors will, under certain circumstances, have an impact both on the cost of components (which will, in turn, have an impact on our cost of the manufactured product) and the wholesale and retail prices of our products.

Our inability to successfully integrate businesses we acquire, if any, following our initial business combination could have adverse consequences on our business.

Acquisitions result in greater administrative burdens and operating costs and, to the extent financed with debt, additional interest costs. If we are successful in acquiring other companies in the business services and light manufacturing industries following our initial business combination, we cannot assure you that we will be able to manage or integrate acquired companies or businesses successfully. The process of integrating acquired businesses, if any, may be disruptive to our business and may cause an interruption of, or a loss of momentum in, our business as a result of the following factors, among others:

•	loss of key employees or customers;

•	possible inconsistencies in standards, controls, procedures and policies among the combined companies and the need to implement company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of services that the companies have historically provided;

•	the need to coordinate geographically diverse organizations; and

•	the diversion of management’s attention from our day-to-day business as a result of the need to deal with any disruptions and difficulties and the need to add management resources to do so.

These disruptions and difficulties, if they occur, may cause us to fail to realize the cost savings, revenue enhancements and other benefits that we may expect from such acquisition and may cause material adverse short- and long-term effects on our operating results and financial condition.

Labor shortages or increases in labor costs could slow growth or adversely affect results of operations.

A business services or light manufacturing company’s success depends in part on the ability to attract, motivate and retain a sufficient number of qualified employees necessary to continue operations and keep pace with growth. If a company is unable to identify and attract a sufficient number of qualified employees, it will be unable to open and operate new locations and successfully manufacture its product.

Competition for qualified employees in current or prospective markets could require the payment of higher wages and benefits, which could result in higher labor costs. Government-mandated increases in minimum wages, overtime pay, paid leaves of absence or health benefits, or increased tax reporting and tax payment requirements could increase labor costs and reduce operating margins.

After we complete a business combination, we may not be able to achieve any planned expansion. If we are unable to successfully open facilities, our revenue growth rate and profits may be reduced.

To successfully expand our business following our initial business combination, we must open new offices or facilities on schedule and in a profitable manner. Delays or failures in opening offices or facilities could hurt our ability to meet our growth objectives, which may affect the expectations of securities analysts and others and thus our stock price. We cannot guarantee that we will be able to achieve our expansion goals or that services and manufacturing facilities will be operated profitably. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

•	locating suitable sites in new and existing markets;

•	negotiating acceptable lease terms;

•	generating positive cash flow from new sites;

•	successful operation and execution in new and existing markets;

•	recruiting, training and retaining qualified corporate and service or manufacturing personnel and management;

•	cost effective and timely planning, design and build-out of sites;

•	the reliability of our customer and market studies;

•	obtaining and maintaining required local, state and federal governmental approvals and permits related to the construction of the sites;

•	identification of under-performing facilities and our ability to efficiently close under-performing facilities, including securing favorable lease termination terms; and

•	general economic conditions.

Each of these factors could delay or prevent us from successfully executing our business strategy, which could adversely affect our growth, revenues and our results of operations.

If internally generated cash flow from our service and manufacturing facilities does not meet our expectations, our business, results of operations and financial condition could be materially adversely affected.

Following our initial business combination, our cash resources, and therefore our liquidity, will be highly dependent upon the level of internally generated cash from operations and upon future financing transactions. If cash flows from our new businesses that we open do not meet our expectations or are otherwise insufficient to satisfy our cash needs or expansion plans, we may have to seek additional financing from external sources to continue funding our operations or reduce or cease our plans to operate additional facilities. We cannot predict whether such financing will be available on terms acceptable to us, or at all.

We may need additional capital in the future and it may not be available on acceptable terms.

Our business may require significant additional capital in the future to, among other things, fund our operations, expand the range of services and products we offer and finance future acquisitions and investments. Financing may not be available on terms acceptable to us, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business, results of operations and financial condition could be materially adversely affected.

We will need to expand our management team.

Currently, our management team consists of Scott W. Hartman, David S. Montoya and Steven B. London, who intend to actively participate in our future business activities. Following completion of our initial business combination, we will need to add additional members to our team to manage our operation. In order to recruit such management, we may offer:

•	cash compensation, which would divert available cash from our other operational needs; and

•	equity-based compensation, which may have the effect of diluting your interests in the Company.

Our failure to assimilate new members of management, the failure of the new members of management to perform effectively or the loss of any of the new members of management could have a material adverse effect on our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward-looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, not including the funds we will receive from the sale of the insider warrants (all of which will be used by us deposited into the trust account), will be as set forth in the following table:

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised

Gross proceeds(1)	$20,000,000	$23,000,000
Offering expenses(2)
Underwriting discount (7.5% of gross proceeds, as follows: 5.625% of gross proceeds is applied at closing and 1.875% of gross proceeds is repaid to the underwriters upon consummation of a business combination)(3)(4)(5)	1,125,000	1,293,750
Legal fees and expenses (including blue sky services and expenses)	195,000	195,000
Miscellaneous expenses	68,735	68,735
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	2,065	2,065
NASD registration fee	7,500	7,500

Total offering expenses	$1,548,300	$1,717,050

Net proceeds before 1.875% of deferred underwriting discount and 1.5% non-accountable expense allowance
Held in trust	$18,251,700	$21,082,950
Not held in trust(7)	200,000	200,000

Total net proceeds before 1.875% of deferred underwriting discount and 1.5% non-accountable expense allowance	$18,451,700	21,282,950

Total proceeds held in trust
Total proceeds from this offering held in trust	$18,251,700	$21,082,950
Proceeds from insider warrants held in trust	1,200,000	1,200,000

Total proceeds held in trust	$19,451,700	$22,282,950

Per share (offering shares) dollars held in trust	$5.84	$5.81

Dollars held in trust as percent of offering	97.26%	96.88%

Use of net proceeds not held in trust, including net interest and other earnings on dollars held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by initial stockholders, officers or directors	$650,000	36.1%
Payment of administrative fee to SeaView Capital Advisors, LLC ($7,500 per month for two years)	180,000	10.0%
Legal and accounting fees relating to SEC reporting obligations	100,000	5.6%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	870,000	48.3%

Total(6)	$1,800,000	100%

(1)	Excludes the payment of $100 from the representative of the underwriters for the underwriters’ purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.

(2)	$130,000 of the offering expenses have been paid from the funds loaned to us by Lumax Investment Management, LLC, an affiliate of our initial stockholders described below. These funds (all of which have been applied to the offering expenses incurred to date) will be repaid from the gross proceeds of this offering not being deposited in trust upon completion of this offering.

(3)	For purposes of presentation, the underwriting discounts are reflected as the amounts that are payable to the underwriters upon consummation of this offering. An additional $375,000, or $431,250 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of this offering, is payable to the underwriters only if and when we consummate a business combination.

(4)	The underwriting non-accountable expense allowance of $300,000, all of which will be deposited in trust following the consummation of this offering, is payable to the underwriters only if and when we consummate a business combination.

(5)	Together, the deferred underwriting discount and the underwriting non-accountable expense allowance total $675,000, or $731,250 if the over-allotment option is exercised in full.

(6)	We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved plan of dissolution and distribution in the event we do not consummate a business transaction.

(7)	Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by our initial stockholders, has agreed to advance to us a total of up to $200,000 to us for the payment of offering expenses. These funds will be repaid from the gross proceeds of this offering not being deposited in trust upon completion of this offering.

In addition to the offering of units by this prospectus, an affiliate of our initial stockholders has committed to purchase the insider warrants (for an aggregate purchase price of $1,200,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the insider warrants was determined based on prevailing prices paid by management of other similar blank check companies for warrants of this type. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$18,251,700, or $21,082,950 if the underwriters’ over-allotment option is exercised in full, of net proceeds, plus the $1,200,000 we will receive from the sale of the insider warrants, will be placed in a trust account at          maintained by Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as trustee. This amount includes a portion of the underwriting fees and commissions and underwriters non-accountable expense allowance payable to the underwriters in this offering. The underwriters have agreed that such amounts will not be paid unless and until we commence a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. Interest and other earnings on the proceeds held in the trust account, up to a maximum of $1,600,000, after giving effect to applicable taxes, will be released to us from time to time for general corporate purposes. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination, subject to the rights of any dissenting public stockholders to convert their stock into their pro rata share of the funds in the trust account. Any amounts not paid as consideration to the sellers of the target business and not returned to dissenting stockholders may be used to finance operations of the target business or to acquire additional businesses.

The payment to SeaView Capital Advisors, LLC (“SeaView Capital”), an affiliate of our initial stockholders, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York. This arrangement is being agreed to by SeaView Capital for our benefit and is not intended to provide the initial stockholders compensation in lieu of a salary. All of our officers and directors believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by SeaView Capital is at least as favorable as we could have obtained from an unaffiliated person, as the $7,500 is a disproportionately small percentage of SeaView Capital’s overall lease and associated expenses. The costs of such administrative, technology and secretarial services and office space are not being shared with any other companies. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee. Other than this $7,500 per month administrative fee payable to SeaView Capital as described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the completion of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of such reimbursable out-of-pocket expenses to officers and directors, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors. To the extent that such expenses exceed the available proceeds not deposited in the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

We will be required by pay to Continental Stock Transfer & Trust Company an initial acceptance fee of $1,000 and annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent for our common stock, $1,200 for acting as transfer agent for our warrants and $1,200 for acting as escrow agent. All of these fees will be paid from amounts not held in trust.

We intend to use the excess working capital (approximately $870,000) for director and officer liability insurance premiums (approximately $50,000), with the balance of $820,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging law firms, accounting firms, market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. Any significant expenditures above $100,000 will require approval by our board of directors, however, there will be no review of the reasonableness of such expenditures by anyone other than our board of directors. We believe the net proceeds from the offering will be sufficient to fund the evaluation, negotiation and other expenses attendant to consummating a business combination even if we make such a payment. However, in the event that such deposit were large enough (thereby depleting enough of our non-trust fund assets) or in the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to conduct due diligence and pay other expenses related to consummating the business combination or finding another suitable business combination without securing additional financing. It is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and would be forced to liquidate.

Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by Messrs. Hartman and Montoya, two of our officers and directors, has agreed to advance to us a total of up to $200,000 of which $130,000 had been advanced as of August 31, 2007, all of which was used to pay a portion of the expenses of this offering referenced in the line items above as “SEC registration fee,” “NASD registration fee” and “legal and accounting fees and expenses.” The loan bears interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. The loan will be repaid out of the proceeds of this offering out of funds not held in the trust account.

The net proceeds of this offering not immediately required for the purposes set forth above will only be invested in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds (including from the net proceeds held in the trust account) during this period may be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon completion of this offering, we will have sufficient available funds, with interest and other income earned on amounts deposited in the trust account, to operate for at least the next 24 months, assuming that a business combination is not completed during that time.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we complete. A public stockholder will be entitled to receive distributions of interest accrued on the trust account only after we have paid our expenses and claims by third party creditors have been satisfied.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or to the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At June 21, 2007, our net tangible book value was a deficiency of approximately $76,000, or approximately ($0.09) per share of common stock. After giving effect to the sale of 3,333,333 shares of common stock included in the units we are offering by this prospectus and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 21, 2007 would have been $15,097,305 or $4.31 per share, representing an immediate increase in net tangible book value of $4.40 per share to the existing stockholders and an immediate dilution of $1.69 per share or 28.0% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $3,888,395 less than it otherwise would have been because if we effect a business combination, the conversion right of the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed completion of on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and assuming that the deferred underwriting discount has been paid in full to the underwriters:

Public offering price		$6.00
Net tangible book value before this offering	$(0.09)
Increase attributable to new investors	4.40

Pro forma net tangible book value after this offering		4.31

Dilution to new investors		$1.69

The following table sets forth information with respect to our existing stockholders, including the insider investors and the new investors (not taking into account the underwriters’ purchase option):

					Average
	Shares Purchased		Total Consideration		Price per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	833,334	20.0%	$10,000	0.05%	$0.012
New investors	3,333,333	80.0%	$20,000,000	99.95%	$6.00

	4,166,667	100.0%	$20,010,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(76,000)
Proceeds from this offering before deferred underwriting discount and non-accountable expense allowance	18,451,700
Proceeds from the sale of insider warrants	$1,200,000
Offering costs paid in advance and excluded from net tangible book value before this offering	85,000
Less: Company proceeds (including deferred underwriting discount and non-accountable expense allowance) held in trust subject to conversion to cash ($19,451,700 × 19.99%)	(3,888,395)
Less: 1.875% deferred underwriting discount and 1.5% non-accountable expense allowance	(675,000)

$15,097,305

Denominator:
Shares of common stock outstanding prior to this offering	833,334
Shares of common stock included in the units offered	3,333,333
Less: Shares subject to conversion (3,333,333 × 19.99%)	(666,333)

3,500,334

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We will not pay any cash dividends on our common stock prior to our business combination. After our business combination, the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, Delaware law, restrictions in agreements to which we are a party, and other factors that our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization at June 21, 2007 and as adjusted to give effect to the sale of our units pursuant to this offering and from the sale of the insider warrants and the application of the estimated net proceeds derived from the sale of our units and warrants:

	June 21, 2007
	Actual	As Adjusted(1)

Notes payable to affiliate of stockholders	$130,000	$—

Total debt	$130,000	—

Common stock, $0.0001 par value, -0- shares that are subject to possible conversion and 666,333 shares that are subject to possible conversion, as adjusted shares at conversion value (666,333 shares at $5.84 per share) which includes 1.875% of deferred underwriting discount and 1.5% non-accountable expense allowance ($675,000 or $0.2025 per share)	—	$3,888,395

Stockholders’ equity:
Common stock, $0.0001 par value, 50,000,000 shares authorized; 833,334 shares issued and outstanding; 3,500,334 shares issued and outstanding (excluding 666,333 shares subject to possible conversion), as adjusted	83	350
Additional paid-in capital	9,917	15,097,955
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	9,000	15,097,305

Total capitalization	$124,000	$18,985,700

(1)	Includes the $1,200,000 we will receive from the sale of the insider warrants.

If we complete a business combination, the exercise of the conversion rights of our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed completion of a business combination, but including a pro rata portion of the deferred underwriting discount and non-accountable expense allowance, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

Overview

We were formed on May 29, 2007, to complete a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the business services or light manufacturing industry. We intend to utilize cash from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to complete a business combination. We do not have any specific business combination under consideration.

The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	could cause a change in control of our company if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, and also may result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We may issue debt securities to complete a business combination, which debt securities may contain provisions increasing the risks involved in the conduct of our business. These provisions and related risks could include:

•	default and foreclosure on our assets if our operating income and other resources after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions or making additional loans or investments; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Following a business combination, our future results of operations may fluctuate significantly based on a number of factors, including, among other factors:

•	our ability to execute our business and growth strategy effectively;

•	competition;

•	general regional and national economic conditions; and

•	consumer trends

Failure to mange our growth effectively could harm our business. Following our initial business combination, our management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures and controls. We must attract and retain talented operating personnel to maintain the quality of our products. We may not be able to effectively manage these or other aspects of our expansion. We cannot assure you that we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure. If we are unable to manage our growth effectively, our business, results of operations and financial condition could be materially adversely impacted.

Liquidity and Capital Resources

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $423,300 and underwriting discounts and a non-accountable expense allowance of approximately $1,800,000 in the aggregate, will be approximately $17,776,700, or $20,551,700 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that 25% of the underwriting discounts ($375,000 or $431,250 if the underwriters’ over-allotment option is exercised in full) and 100% of the non-accountable expense allowance ($300,000 in either event) due will not be payable unless and until we complete a business combination. Accordingly, $18,251,700 of the net proceeds, or $21,082,950 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $200,000 in either event will not be held in trust. An additional $1,200,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below. We will use substantially all of the net proceeds of this offering not being held in trust, together with net interest and other earnings on amounts inside the trust account, up to a maximum of $1,600,000, after giving effect to applicable taxes, to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and complete the business combination. The proceeds held in the trust account (subject to the rights of any dissenting public stockholders to convert their stock into their pro rata share of the funds in the trust account) as well as any other net proceeds not expended might be used to complete the business combination to finance the operations of the target business. We believe that, upon completion of this offering, the funds available to us outside of the trust account, together with net interest and other earnings on amounts inside the trust account, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not completed during that time. Over this time period, we anticipate approximately $650,000 of expenses for the due diligence and investigation of a target business, including expenses for legal, accounting and other expenses attendant to the due diligence investigations and structuring and negotiating of a business combination (including the costs of obtaining stockholder approval), and reimbursement of out-of-pocket due diligence expenses incurred by our initial stockholders, officers and directors, $180,000 for the administrative fees payable to SeaView Capital Advisors, LLC (“SeaView Capital”) ($7,500 per month for two years), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $870,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $50,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to operate our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to complete a business combination that is presented to us. We would only complete such a financing simultaneously with the completion of a business combination.

Related Party Transactions

We are obligated, commencing on the date of this prospectus, to pay to SeaView Capital, an affiliate of our initial stockholders, a monthly fee of $7,500 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York, New York. In addition, in May 2007, Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by Messrs. Hartman and Montoya, agreed to advance up to a total of $200,000 to us, of which $130,000 had been advanced at June 21, 2007, for payment of a portion of the offering expenses on our behalf. The loan will bear interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. The loan will be repaid out of the proceeds of this offering not being deposited in trust.

Lumax Investment Management, LLC has also agreed to purchase an aggregate of 1,333,333 warrants at $0.90 per warrant (for an aggregate purchase price of $1,200,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to sell to the representative of the underwriters for $100, as additional compensation, an option to purchase up to a total of 250,000 units if an effective and current registration statement has been filed with the SEC. The units issuable upon exercise of this option will be identical to those offering in this offering, except that the warrants included in the option will have an exercise price of $6.00 per share (120% of the exercise price of the warrants included in the units to be sold in this offering) and both the units and the warrants may be exercised on a cashless basis. This option will be exercisable by the underwriters at $7.20 per unit (120% of the price of the units to be sold in this offering) upon the later of the completion of the initial transaction and the first anniversary of the completion of this offering and will expire five years from the completion of this offering. In no event will we be required to net cash settle this option or the warrants underlying this option. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $810,675 using an expected life of five years, volatility of 63.72% and a risk-free interest rate of 4.92%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered a basket of the following small U.S. business services and light manufacturing companies: The L.S. Starrett Company, Valence Technology, Inc., North American Galvanizing & Coatings, Inc., NN, Inc., RCM Technologies, Inc., Electronic Clearing House, Inc., Rainmaker Systems, Inc., and APAC Customer Services Inc. The average volatility of the representative companies was calculated to be 63.72%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $19,451,700 of the net offering proceeds and the proceeds of the sales of the insider warrants, or $22,282,950 if the underwriters’ over allotment option is exercised in full, will be deposited into a trust account at           maintained by Continental Stock Transfer & Trust Company. The proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware corporation incorporated on May 29, 2007 in order to serve as a vehicle for the acquisition of an operating business in the business services or light manufacturing industry in the United States. We do not intend to search for or enter into our initial business combination with a target business located outside of the United States.

The Business Services Industry

The business services industry is a rapidly growing and highly competitive industry. Business services are the contractual services of providing one or more business functions (typically IT or operational intensive functions) in which the outsourcer manages, performs and delivers clients’ business functions. Usually, business services are obtained as a cost-saving measure. Companies transfer the complete responsibility of these functions to these vendors who guarantee certain service quality standards. Business services are divided into two categories: back office services, which include internal business functions such as billing or purchasing, and front office services, which include customer-related services such as marketing or tech support. The business services industry is large and highly fragmented with thousands of vendors providing a number of different types of services, and can be sub-segmented into a number of more specific market niches.

The business service industry has evolved over the years, beginning with time-sharing data processing in the 1960s. Over these years, business services have moved from being transactional (task oriented) to being strategic (process oriented). Business services deal mainly with non-core processes of an organization. Some of the more common processes are:

•	Administrative support: support functions include data entry, document conversion, forms processing, document scanning, indexing, secretarial tasks support.

•	Customer relationship management: functions such as customer support, order taking, customer service, product support, technical help desk, collections and market research.

•	Document processes: customer interaction, technical, marketing and communications, financial accounting and regulatory compliance documents.

•	Finance and accounting: services such as internal auditing, time and expense management, travel expenses, credit and debt analysis, collections, invoicing, accounts payable, accounts receivable and billing-dispute resolution.

•	Human resources and training: recruitment, training, attrition/retention, database management, contract-worker management for employees.

•	Intellectual property research and documentation: filing and drafting of patent applications, prior art research, licensing support and patent portfolio analysis.

•	Legal services: consulting, research, transcription, documents management, billing, translation and other administrative and secretarial support services required for various legal functions such as commercial litigation, arbitration and mediation, appeals, government contracts and legal risk evaluation.

•	Medical transcription: writing down medical records dictated by physicians and other healthcare professionals.

•	Payroll maintenance and other transaction processing: payroll, payment, check, credit card and stock trade processing.

•	Publishing: functions such as book design, book digitization, e-publishing, drawings and graphics, indexing, journal administration.

•	Sales and marketing (including telemarketing): delegating parts of sales and marketing functions such as cold calling, email pitches, telephone surveys, lead generation, lead qualifying, appointment setting and sales team management.

•	Security: management of investigative services, physical security, electronic security systems, computer and network security, etc

•	Supply chain management: logistics, procurement, warehouse management, contract management, supply chain relationship management.

Business services are becoming a mainstream alternative for many organizations. In an August 2005 report, International Data Corporation (a global provider of market intelligence, advisory services and events for the information technology and telecommunications industries) estimated that the business services market size is expected to reach $641.2 billion by 2009 with a cumulative annual growth rate of 10.9 percent from 2005 to 2009.

The Light Manufacturing Industry

The light manufacturing industry consists of light industrial businesses where all processing, fabricating, assembly or disassembly takes place wholly within an enclosed building, and covers a vast number of products. The light manufacturing industry includes businesses engaged in the mechanical or chemical transformation of raw materials or substances into new products or finished goods for sale. This effort includes all intermediate processes required for the production and integration of a product’s components. These businesses are usually described as plants, factories, or mills and characteristically use power driven machines and material handling equipment. Businesses engaged in assembling component parts of manufactured products are also considered light manufacturers if the new product is neither a structure nor other fixed improvement. Light manufacturing also includes the blending of materials, such as lubricating oils, plastics, resins, or liquors.

Types of products produced by companies in the light manufacturing industry include, but are not limited to, the following:

•	Food and Kindred Products,

•	Tobacco Products,

•	Lumber and Wood Products,

•	Textile Products,

•	Apparel Products,

•	Furniture and Fixture Products,

•	Paper Products,

•	Printing and Publishing,

•	Chemical Products,

•	Petroleum and Coal,

•	Rubber and Plastics,

•	Leather Products,

•	Stone, Clay, Glass, and Concrete Products,

•	Primary Metal Industries,

•	Electronic Equipment,

•	Fabricated Metal,

•	Transportation Equipment,

•	Industrial Machinery and Equipment,

•	Misc. Manufacturing, and

•	Instruments (Business).

Companies in the light manufacturing industry produce many different types of products that cut across many different types of other industries, including, but are not limited to, the following:

•	Aerospace manufacturing,

•	Agribusiness,

•	Automobile manufacturing,

•	Biotechnology,

•	Brewing industry,

•	Chemical industry,

•	Clothing industry,

•	Construction,

•	Electronics,

•	Engineering,

•	Emerging technologies,

•	Energy industries,

•	Food and Beverage,

•	Industrial design,

•	Machine Tools,

•	Nanotechnology,

•	Metalworking,

•	Pharmaceutical,

•	Plastics,

•	Semiconductor,

•	Steel industry and Steel production,

•	Telecommunications Industry, and

•	Tire manufacturing.

We and our management team chose the business services and light manufacturing industries because of management’s general experience in those two industries. Management also has significant contacts in the business services and light manufacturing industries and believes that these contacts will provide us with access to acquisition and growth financing opportunities that may not yet be available to the broader market. In addition, we believe that increasingly, the distinction between the business services and light manufacturing industries is becoming blurred as certain types of business providers are vertically integrating their operations to manufacture products used in connection with their delivery of business services. To the extent acquisition candidates do not reflect such overlap between the two industries, management expects to choose a candidate based upon the comparative attractiveness of the opportunity, taking into account such factors as the candidate’s financial strength, perceived growth prospects, and the quality of its management team. However, we have not, directly or indirectly, started the process of identifying any potential acquisition opportunities.

We believe that, upon completion of this offering, we will have sufficient available funds (inclusive of interest and other income earned on amounts deposited in the trust account, up to a maximum of $1,600,000, after giving effect to applicable taxes) to operate for at least the next 24 months, assuming a business combination is not completed during that time. If a business combination is completed, we may need to raise additional funds for working capital and general corporate purposes. We do not believe it will be necessary for us to raise additional funds in the next twelve months.

Certificate of Incorporation

Our certificate of incorporation contains provisions which we may amend or which require the consent of our stockholders. Generally, a vote of the majority of our stockholders would be required to amend our certificate of incorporation. However, certain provisions require the consent of a greater percentage of stockholders. Article Fifth, which sets forth the conditions required to consummate and initial business combination, may be amended or repealed prior to an initial business combination only by the vote of seventy-five percent (75%) of the stockholders. Article Tenth, which contains provisions relating to management of the corporation and election of directors, requires a vote of sixty-six and two-thirds percent (66 2/3%) to amend. In addition, Articles Eleventh and Twelfth prohibit the taking of action by written consent in lieu of a meeting following the initial public offering, and permit certain officers and directors to call special meetings, respectively, and both provisions require a vote of sixty-six and two-thirds percent (66 2/3%) to amend. Furthermore, in Article Fourteenth we reserve the right to amend, alter, change or repeal any provision in the certificate of incorporation. However, we regard the conditions to approval of, and the deadline to complete, the initial business combination contained in Article Fifth of our certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors will take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

Acquisition

We believe that our ability to succeed in consummating an initial transaction with a target or targets will depend on the following:

•	Experience with the Business Services and Light Manufacturing Industries. Our management team has experience with the following business services and light manufacturing companies: Cosential Inc., Right Track Recording, Starmedia, TheStreet.com, Inc., Gold Canyon Candle, LLC, Pacific Alternator & Starter, Inc., Qqest Software Systems, Inc., Cal Quality Electronics, Inc., Hawker Pacific Aerospace, Performance Powder, Inc., CPI International, Inc., Unique Manufacturing Corporation, Gencon Plastics, Inc., Master-Sort, Inc., Orange Cash Register, Steele Mortuary, West Coast Cash Register, Diversified Human Resources, Inc., WQN, Inc., Genutec, Great Eastern Securities, Symco Group, Inc., Monster Inc., Hudson Highland Group Inc., SGB Group PLC and Intertek Testing Services Ltd. All have experience in company operations and financing. We believe that the experience of our management team will provide us with access to a broad range of acquisition opportunities.

•	Extensive Industry Contacts. Our management team has significant experience and unaffiliated third-party contacts in the business services and light manufacturing industries. We believe that these contacts will provide our management team with access to acquisition and growth financing opportunities. We plan to use our contacts to identify acquisition opportunities that may not yet be available to the broader market. Our management team does not intend to use any of its affiliates to identify acquisition opportunities. While we will consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions may create more valuable opportunities.

•	Attractive Market Environment. We intend to target smaller and regional companies with operations and/or sales of less than $75,000,000 and a marketing focus of a limited geographic region in the

United States. We believe this segment is underserved and significant opportunity for investment exists. We believe regional companies traditionally have challenges in accessing both public and private debt and equity capital. We believe a high percentage of equity investment dollars is focused on larger companies.

In determining the proposed offering size at $20,000,000, we considered a number of factors (including the advice of the underwriters). Management plans to focus on target businesses in the business services and light manufacturing industries with adequate size and potential for growth and expansion. Management plans to position the Company to make acquisitions in the $20,000,000 range because

•	it believes there are more acquisition opportunities in this business size range vs. larger businesses,

•	it believes that businesses smaller than its business size range are not able to properly support a public company,

•	there is less competition in this transaction size by larger equity funds, and

•	it believes this transaction size represents a greater opportunity for growth.

As to valuation, management assumed we would acquire a business with EBITDA of $4,000,000 to $8,000,000, with an acquisition multiple of approximately four to six times EBITDA. Accordingly, we anticipate a transaction value in the range of $16,000,000 to $48,000,000. However, the Company has not, directly or indirectly, started the process of identifying any potential acquisition opportunities.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting business combinations. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors in this offering will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but that desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to complete a business combination with a company that may be financially unstable or in the early stages of development or growth, which would subject us to the numerous risks inherent in such companies. While we may seek to effect business combinations or acquisitions with more than one target, we may have the ability, as a result of our limited resources, to effect only a single business combination or acquisition. To the extent we try to complete more than one transaction at the same time, all of the risks associated with acquisitions, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be completed, will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial transaction entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial transaction. As a result, if we attempt to complete our initial transaction in the form of multiple transactions, there is an increased risk that we will not be in a position to complete some or all of those transactions, which could result in our failure to have targets with the required aggregate fair market value, in which event we may be forced to liquidate.

We have not selected, approached or been approached by a target business

Other than conducting general industry research and analysis that consisted of reviewing general trends and growth prospects in the U.S. economy, general trends in the business services and light manufacturing industries, and Department of Labor statistics, neither we nor any of our agents or affiliates has conducted any research or taken any measures, directly or indirectly, before or after our incorporation, to locate, research or contact a particular target business.

To date, we, and prior to our incorporation, members of our management, have not, nor has anyone of our behalf, selected or approached, or been approached by any target business or its representatives with respect to effecting a business combination with our company. Our officers, directors, promoters and other affiliates are not currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Subject to the limitation that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that our officers and directors as well as their affiliates will bring to our attention target business candidates. Our officers and directors expect to spend a minimum of 40% of their business time (on average) each month trying to identify or investigate potential target businesses. We believe that the various relationships they have developed over their careers, together with their direct inquiries, will generate a number of potential target businesses that will warrant further investigation.

We do not intend to engage in a business transaction with any company in respect of which one or more of our existing stockholders, officers or directors are currently affiliated. We will also not attempt to acquire business that is either a portfolio company of, or has otherwise received a financial investment from, investment funds affiliated with our existing stockholders, officers or directors.

Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, leveraged buyout funds, hedge funds, attorneys, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts and who may present solicited or unsolicited proposals.

We do not currently expect to engage the services of brokers or professional firms that specialize in locating business acquisition opportunities on any formal basis, though we may engage these brokers or firms in the future. We may pay (from the proceeds of this offering not in trust) finders’ fees or compensation to third parties for their efforts in introducing us to potential target businesses which we would negotiate at the time. Such payments, which are typically, although not always, calculated as a percentage of the dollar value of the transaction, could be paid to entities we engage for this purpose or ones that approach us on an unsolicited basis and while payment of finders’ fees is customarily tied to completion of a transaction (and certainly would be in the case of an unsolicited proposal), we may pay fees to a finder whether or not a business combination is completed. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the completion of a business combination. In addition, none of our officers, directors, or existing stockholders or any entity with which they are affiliated will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	growth potential;

•	cash flow potential;

•	financial condition and results of operations;

•	capital requirements;

•	experience and skill of management and availability of additional personnel;

•	costs associated with effecting the business combination;

•	competitive position;

•	barriers to entry by competitors;

•	stage of development; and

•	degree of current or potential market acceptance.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

Where possible, we will attempt to structure an initial transaction to achieve the most favorable tax treatment to us, the target and both companies’ stockholders, taking into account other terms of the transaction. Depending on the circumstances of any acquisition, however, we may not be able structure a transaction in the most tax advantageous manner. Further, we cannot assure you that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of any transaction.

The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, to complete a business combination or portfolio or real estate acquisition. Our management team has experience using both equity and debt to finance acquisitions. We believe that effective use of leverage can produce a higher return for investors than the return available from unleveraged acquisitions. It is likely that we will borrow capital in addition to using the proceeds of this offering to complete our initial transaction.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (all of our assets, including funds held in trust, less our liabilities, including deferred underwriting compensation and deferred non-accountable expense allowance) at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If such a determination is unusually complex due to difficulty in gathering and obtaining information, difficulty in evaluating the information or time constraints with respect to when a determination must be made, and our board is not otherwise able to determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Given that any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors determines that the target business has sufficient fair market value.

To further minimize potential conflicts of interests, we have agreed not to complete a business combination with an entity which is affiliated with any of our existing stockholders.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps two, business combinations. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. While it is our intention that our officers will devote their full efforts to our affairs subsequent to a business combination and that one or more of our directors will remain associated in some capacity with us following a business combination, the future role of our officers and directors in the target business cannot presently be stated with any certainty. Our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. In the event a satisfactory employment agreement is executed, such officer would be a full time employee of the combined company. While it is possible that any non-officer director will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that the managers we hire will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors that beneficially own shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement does not apply to shares purchased following this offering in the open market by any of our existing stockholders, officers and directors; however, our initial stockholders, officers and directors have agreed to vote such shares in favor of any business combination they present to the stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. We regard the conditions to approval of the initial business combination contained in Article Fifth of our certificate of incorporation as obligations to our stockholders, and neither we nor our board of directors intends to take any action to modify or waive such provisions. Furthermore, we regard the disclosure in this prospectus as terms of the securities being offered under federal securities laws.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account (calculated as of two business days prior to the completion of the proposed business combination), including $0.2025 per share attributable to the amount of deferred underwriting compensation and non-accountable expense allowance, and accrued account interest that remains, divided by the number of shares sold in this offering. The initial per-share conversion price would be $5.84, or $0.16 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock redeemed for its pro rata distribution of the trust fund.

In addition, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. No later than the day prior to the stockholder meeting, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of an initial business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise any warrants they still hold.

The funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights. Our initial stockholders are not entitled to convert those shares of common stock acquired by them prior to this offering into a pro rata share of the trust account. In addition, if our initial stockholders acquire shares of common stock following this offering in the open market, our initial stockholders have agreed to vote such shares in favor of a business combination, meaning our initial stockholders cannot exercise conversion rights that are exercisable by our public stockholders.

Plan of dissolution and liquidation if no business combination

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer & Trust Company, and only as part of any plan of dissolution and distribution in accordance with the applicable provisions of the Delaware General Corporate Law, if we do not complete a business combination within 18 months after the completion of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders (including our existing stockholders with respect to units that they purchase in this offering or common stock they purchase in the aftermarket), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest remaining therein, plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of dissolution, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. In addition, two of our officers and directors, Messrs. Hartman and Montoya, have agreed to indemnify us for the claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust, but such indemnity obligation shall not apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors that would not be covered by the indemnity from Messrs. Hartman and Montoya. For example, there could be claims from stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account that has not been released to the Company, the initial per-share liquidation price would be $5.84, or $0.16 less, or at least $0.19 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Messrs. Hartman and Montoya have agreed pursuant to agreements with us and the underwriters that, if we liquidate prior to the completion of a business combination, they will severally and not jointly (one-half each) be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, only if such vendors do not provide valid and enforceable waivers to any rights or claims to the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any such vendor or entity refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such vendor or entity refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such vendor or entity refused to waive such claims. Examples of possible instances where we may engage a vendor that refused to execute a waiver include the engagement of a consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Furthermore, we have not taken any steps to ensure that Messrs. Hartman and Montoya have sufficient funds to satisfy their obligations in respect of ensuring that the trust account is not depleted and, as a result, they may not be able to satisfy those obligations. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.). Since we will seek to have all vendors and service providers execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the claims that could be made against us will be limited and not material. If a claim were made that resulted in Messrs. Hartman and Montoya having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. Messrs. Hartman and Montoya will not be personally liable to pay debts and obligations except as provided above.

Among other things, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not completed with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.84, due to claims of creditors.

We believe the likelihood that our officers will have to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by third party creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Pursuant to, among other documents, our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account. In addition, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the completion of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, certain of our officers have agreed to indemnify us for claims of certain creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is minimal.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution, which we currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18- and 24-month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	upon such deadline, we will file the preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. If a letter of intent, agreement in principle or definitive agreement for a business combination has not been executed prior to 16 months from the date of this offering, which is two months before the initial deadline for a business combination, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a business combination has been executed prior to 18 months from the date of this offering, we will abandon our plan of dissolution and distribution and seek the consummation of that business combination. If a proxy statement seeking the approval of our stockholders for that business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we and our financial resources will be relatively limited when contrasted with those of many of these competitors. Further:

•	our obligation to convert into cash a portion of shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity and the substantial industry expense of our officers and directors may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our sales and profit margins. We expect to spend significant resources to differentiate our customer experience from the offerings of our competitors.

Facilities

We maintain our executive offices at 509 Madison Avenue, Suite 1510, New York, New York 10022. SeaView Capital Advisors, LLC (“SeaView Capital”) (an affiliate of our initial stockholders) has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space at this location at a cost of $7,500 per month pursuant to a letter agreement between us and SeaView Capital. We believe, based on rents and fees for similar services in the New York metropolitan area, that the $7,500 monthly fee is at least as favorable as we could have obtained from an unaffiliated person. We consider this office space adequate for our current operations.

Employees

We have two executive officers, Messrs. Hartman and Montoya. Each of our executive officers has informed us that he intends to devote as much time as he deems necessary to our affairs but not less than 40% of his business time (on average) each month pursuing our initial business combination. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate as well as the stage of a potential business combination. We do not intend to have any full time employees prior to the completion of a business combination. Messrs. Hartman and Montoya intend to actively participate in the development and management of our business.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Exchange Act, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, as amended, our annual reports will contain financial statements audited by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or, to our knowledge contemplated against us, and there is no litigation currently pending or to our knowledge, contemplated against any of our officers or directors in their capacity as such.

Comparison to Rule 419 offerings

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will (1) have net tangible assets of more than $5 million when we successfully complete this offering and (2) file a current report on Form 8-K with the SEC following completion of this offering including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$18,251,700 of the net offering proceeds plus the $1,200,000 we will receive from the sale of the insider warrants will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company.	$16,920,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $19,451,700 of net offering proceeds held in trust will only be invested in U.S. ‘‘government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within the first 90 trading days following the date of this prospectus, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been completed within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. See ‘‘Risk Factors — Risks Related to our Business — You will not be entitled to protections normally afforded to investors of blank check companies.”
Interest on funds	Interest and other income on the proceeds held in the trust account will be released from time to time to the Company for general corporate purposes, up to a maximum of $1,600,000, after giving effect to applicable taxes.	Interest on the proceeds in the trust account would be held in the trust account until the funds are released. If the funds are released to a purchaser of the units, the interest earned on the funds would be received by the purchaser.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Scott W. Hartman	44	Chief Executive Officer and Director
David S. Montoya	42	Chief Financial Officer and Director
Steven London	44	Director

•	Scott W. Hartman, Chief Executive Officer and Director. Mr. Hartman is currently a Managing Director of SeaView Capital Advisors, LLC (“SeaView Capital”), which he also co-founded in September, 2004. He is also a Director of Lumax Investment Management, LLC, an entity formed to invest in the Company by purchasing warrants. During his career Mr. Hartman has led or co-lead 23 investments (15 platform companies and four add-on acquisitions). Mr. Hartman has acted as Chief Executive Officer/President/Chairman of seven different portfolio companies in the business service, financial service and manufacturing sectors. Additionally, Mr. Hartman has acted as Chief Executive Officer at WQN, Inc., a public company on the NASDAQ National Market, from August, 2005 until July, 2006. Mr. Hartman led Hawker Pacific Aerospace through its NASDAQ public offering as Chairman and has held various executive positions in sales, marketing, manufacturing and finance throughout his career. Prior to co-founding the Company, Mr. Hartman co-founded SeaView Mezzanine Fund, LP, a private equity fund based in New York, New York (“SeaView Mezzanine”), with Mr. Montoya in 2004. SeaView Mezzanine is a private equity fund that invests into profitable, established small and mid size businesses. Prior to SeaView Mezzanine, Mr. Hartman co-founded and acted as Managing Director of Unique Partners, a leveraged buyout firm, based in Southern California from September, 1994 until November, 2003. Prior to Unique, Mr. Hartman was Chief Executive Officer/President of Nucor World Industries, a privately held investment firm that specialized in acquiring small businesses, from 1991 until 1993. Prior to Nucor, Mr. Hartman was Vice President of Business Development of City National Bank from 1989 until 1991. Prior thereto he worked in various executive positions for Emerson Power Transmission, a division of Emerson Electric Company, a Fortune 500 company, from 1987 until 1989. Currently, Mr. Hartman sits on the Boards of Directors of Genutec Business Solutions, Inc., a business to business technology provider, and Symco Group, Inc., a service and hardware/software provider for imaging solutions. Mr. Hartman has a Bachelor of Science degree in Marketing and Economics from Indiana University.

•	David S. Montoya, Chief Financial Officer and Director. Mr. Montoya is currently a Managing Director of SeaView Capital, which he also co-founded in September, 2004. He is also a Director of Lumax Investment Management, LLC, an entity formed to invest in the Company by purchasing warrants. Mr. Montoya has been lead or co-lead for 9 investments. Additionally, Mr. Montoya has acted as Chief Financial Officer at WQN, Inc., a public company on the NASDAQ National Market, from August, 2005 until July, 2006. Prior to co-founding SeaView Capital, Mr. Montoya co-founded SeaView Mezzanine with Mr. Hartman. SeaView Mezzanine is a private equity fund that invests into profitable, established small and mid size businesses. Previously, Mr. Montoya was a partner at SeaView Capital LLC from 2001 until September, 2004, and prior to that was a principal at Silicon Alley Venture Partners (“SAVP”), a venture capital fund in New York City, from January, 2000 until April, 2001. Mr. Montoya’s portfolio companies included Cosential, among others. Prior to joining SAVP, Mr. Montoya was the Director of Investments at the New York City Investment Fund (“NYCIF”), a private investment fund created by Henry Kravis and Jerry Speyer, from November, 1998 until January, 2000. Mr. Montoya’s portfolio of companies included Right Track Recording, StarMedia and TheStreet.com, among other investments. Mr. Montoya has more than ten years of investment and transactional experience. Prior to joining NYCIF, Mr. Montoya was an attorney specializing in mergers and acquisitions at Skadden, Arps, Slate, Meagher and Flom LLP, the owner of a investment advisory firm, and an accountant at Ernst & Young LLP working in the financial services audit group and the mergers and acquisitions tax group. Currently, Mr. Montoya sits on the Boards of Directors of Genutec Business Solutions, Inc. and Symco Group Inc. Mr. Montoya received his undergraduate degree in Finance from St. John’s University, his MBA from Columbia University Graduate School of Business and his JD from New York University School of Law. Mr. Montoya is also a CPA and an attorney.

•	Steven London, Director. Mr. London is currently, and has been since February, 2006, Director of Finance for SeaView Capital where he leads due diligence and portfolio management for the fund’s investments. Mr. London also acts as an advisor to the fund’s portfolio companies and is currently serving as CFO for one of the portfolio companies. Previously, Mr. London served as Vice President and Global Treasurer of Hudson Highland Group Inc. (“HHG”), a $1.4 billion company specializing in executive search and recruitment, from March, 2003 until February, 2006, following its spin-off from Monster Worldwide Inc. (“Monster”). At HHG he had overall responsibility for corporate finance/capital market transactions, banking relationships, cash/liquidity/working capital management and the risk/insurance function. Prior to joining HHG, Mr. London was European Treasurer for Monster, an on-line recruitment advertising company based in London, where he participated in over 30 acquisitions throughout Europe, from February, 2000 until March, 2003. Prior to joining Monster, Mr. London served as Group Treasurer for SGB Group plc, a UK based global construction services and engineering company, from 1998 until 2000, and Intertek Services Ltd., a global services company from 1997 until 1998. After training as a Chartered Accountant with BDO Binder Hamlyn in London, Mr. London held management positions in treasury, taxation and financial planning and analysis at a division of HSBC bank and at a UK engineering company. Currently, Mr. London sits on the Boards of Directors of Genutec Business Solutions, Inc. and Symco Group Inc. Mr. London has a Bachelor of Science Degree, is qualified as a Chartered Accountant in the UK and is a member of the UK Association of Corporate Treasurers.

Messrs. Hartman, Montoya and London have advised the Company that after completion of this offering, they expect to spend a minimum of 40% of their business time (on average) each month on pursuing our initial business combination.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. London, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Hartman, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Montoya, will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Executive Compensation

No executive officer or director has received any cash compensation for any services rendered in any capacity. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay SeaView Capital Advisors, LLC, an affiliate which is wholly owned and managed by our existing stockholders, Messrs. Hartman and Montoya, a fee of $7,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York, New York. However, this arrangement is not intended to provide these individuals compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because we currently do not have an audit committee or any directors that are deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. We do not plan to hire a consultant to perform a third-party evaluation of the reimbursable out-of-pocket expenses, even if they are a large and significant amount. In addition, Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by our initial stockholders, will be reimbursed for the advances they made to us to cover certain expenses of this offering on the earlier of the first anniversary of such advances and the completion of this offering.

After a business combination, such individuals may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors are free to immediately organize, promote, or in the future become affiliated with other entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us prior to us identifying and acquiring a target business; however, none of our officers or directors intend to do so.

•	Since two of our directors own shares of our common stock, and an affiliate thereof will own warrants included in the insider warrants which, as a practical matter, will be worthless to them if a business combination is not completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

•	If management negotiates their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a potential target whose owners refuse to retain members of management post-business combination.

•	In the event management were to make substantial loans to us in excess of the amount outside the trust fund, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to repay such amounts.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

However, we do not intend to engage in a business transaction with any company in respect of which one or more of our existing stockholders, officers or directors is currently affiliated. We will also not attempt to acquire a business that is either a portfolio company of, or has otherwise received a financial investment from, investment funds affiliated with our existing stockholders, officers or directors.

Furthermore, with respect to SeaView Capital, an affiliate which is wholly owned and managed by our existing stockholders, Messrs. Hartman and Montoya, we do not believe that any conflicts of interest will arise since SeaView seeks in invest in businesses with different parameters than ours. SeaView Fund typically seeks companies with current incomes from dividends, whereas we will seek target businesses with significant growth opportunities. SeaView also looks at companies with an enterprise value of $10,000,000 to $15,000,000 and EBITDA of $1,000,000 to $3,000,000, whereas we will be looking at larger target businesses.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have. Accordingly, our efforts will be limited to management’s future associations with companies in our industry focus.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors that beneficially own shares, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering. Our existing stockholders, including all of our officers and directors that beneficially own shares, who purchase shares of our common stock in this offering or in the aftermarket have agreed to vote such shares in favor of a business combination presented to the stockholders. Accordingly, our existing stockholders will not be eligible to exercise the conversion rights that are available to our public stockholders.

To further minimize potential conflicts of interest, we have agreed not to complete a business combination with an entity which is affiliated with either of our existing stockholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 31, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the insider warrants (assuming the persons listed below do not purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 833,334 shares of common stock outstanding on June 21, 2007 and 4,166,667 shares of common stock outstanding after the completion of this offering (excluding shares underlying the over-allotment option, the warrants and the purchase option granted to the underwriters).

	Before Offering and		After Offering and
	Insider Purchases		Insider Purchases
	Amount and	Approximate	Approximate
	Nature of	Percentage of	Percentage of
	Beneficial	Outstanding	Outstanding
Name and Address of Beneficial Owner(1)	Ownership(2)	Common Stock	Common Stock

Scott W. Hartman(3)	416,667	50.0%	10.0%
David S. Montoya	416,667	50.0%	10.0%
All directors and executive officers as a group (three individuals)	833,334	100.0%	20.0%

(1)	The business address of each of such individuals is 509 Madison Avenue, Suite 1510, New York, New York 10022.

(2)	Does not include 1,333,333 insider warrants to be acquired by Lumax Investment Management, LLC (an entity of which our initial stockholders are the sole managers and members, with each having a 50% ownership stake) concurrently with the closing which are not exercisable and will not become exercisable within 60 days.

(3)	Mr. Hartman’s shares are held by Hartman Investments, LLC, an entity of which Mr. Hartman is the sole member and manager.

Immediately after this offering, our existing stockholders, which include certain of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock, assuming none of them purchases any units offered by this prospectus and not giving effect to the insider warrants. As a result, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•	one year after the date we consummate a business combination; and

•	our liquidation.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their immediate families, trusts established for the benefit of such holders or members of their immediate families, other entities wholly owned by stockholders or members of their immediate families, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock. We will not declare any cash dividends prior to the completion of a business combination. If we liquidate prior to completing a business combination, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus, however, in the event of a disposition of the common stock owned by our existing stockholders, such subsequent holders will have the right to receive the liquidation proceeds with respect to such common stock, as well as, the ability to convert the common stock to the extent such subsequent holders vote against the business combination and the business combination is approved and completed.

Lumax Investment Management, LLC (an entity of which our initial stockholders are the sole managers and members, with each having a 50% ownership stake) has committed to purchase the insider warrants (for an aggregate purchase price of $1,200,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the insider warrants was determined based on prevailing prices paid by management of similarly structured blank check companies for insider warrants. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares. The insider warrants will not be placed into the escrow account along with the common stock. The insider warrants will be identical to the warrants included in the units being offered by this prospectus except that (i) the insider warrants have an exercise price of $6.00 per share

(120% of the exercise price of the warrants included in the units sold in this offering), (ii) the insider warrants may be exercised on a “cashless” basis if they are called for redemption and are held by our initial stockholders or their affiliates, (iii) the insider warrants will have the benefit of separate registration rights under the Securities Act of 1933, and. (iv) the insider warrants and underlying securities may not be sold or transferred (with certain exceptions) until 30 days after we have completed a business combination. Additionally, Lumax Investment Management, LLC has agreed that the insider warrants and underlying securities will not be sold or transferred by it until 30 days after we have completed a business combination, except such entity will be permitted to sell or transfer the insider warrants and underlying securities to its members. Such agreements are contained in the subscription agreement between Lumax Investment Management, LLC and our company. Both of the parties to this agreement have agreed with the underwriters that the terms of such agreement may not be amended or waived without the prior written consent of the underwriters.

Messrs. London, Hartman and Montoya will be deemed to be our “promoters” as defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On May 30, 2007, we issued 833,334 shares of our common stock to the individuals set forth below for $10,000 in cash, at a purchase price of $0.012 per share, as follows:

	Number of
Name	Shares	Relationship to Us

Scott W. Hartman(1)	416,667	Chief Executive Officer and Director
David S. Montoya	416,667	Chief Financial Officer and Director

(1)	Mr. Hartman’s shares are held by Hartman Investments, LLC, an entity of which Mr. Hartman is the sole member and manager.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares and the holder of the insider warrants (with respect to the shares underlying the insider warrants) will be entitled to make a demand that we register such shares, in each case pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

SeaView Capital Advisors, LLC (“SeaView Capital”), an entity of which Messrs. Hartman and Montoya, our existing stockholders, are the only members with each having a 50% ownership stake, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York, New York, as we may require from time to time. We have agreed to pay SeaView Capital $7,500 per month for these services. The individuals named above are principals (managing directors) and equity holders of SeaView Capital and, as a result, will benefit from the transaction to the extent of their interest in such entities. However, this arrangement is solely for our benefit and is not intended to provide these individuals compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by SeaView Capital is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors are not deemed “independent,” we will not have had the benefit of disinterested directors approving this transaction.

In May 2007, Lumax Investment Management, LLC (an entity of which our initial stockholders are the sole managers and members, with each having a 50% ownership stake) agreed to advance up to a total of $200,000, of which $130,000 had been advanced at June 21, 2007, to us to cover expenses related to this offering. The loans bear interest at the rate of 5.0% per annum and will be payable on the earlier of one year from the date of issuance and the completion of this offering. We intend to repay these loans from the proceeds of this offering not being deposited in trust. The 5.0% interest is for the use of funds, and is not intended to provide these individuals compensation in lieu of or in addition to salary. We believe, based on the prevailing prime rate, that the interest rate is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors are not deemed “independent,” we will not have had the benefit of disinterested directors approving this transaction.

In May 2007, Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by our initial stockholders, agreed to purchase from us an aggregate of 1,333,333 warrants at $0.90 per warrant for an aggregate purchase price of $1,200,000. This purchase will take place on a private placement basis concurrently with the consummation of this offering.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 833,334 shares of common stock are outstanding, all of which are held by Messrs. Hartman and Montoya.

Units

Each unit consists of one share of common stock and two warrants, which units can trade immediately following the effectiveness of the registration statement of which this prospectus is a part. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, which will be based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading patterns of, and demand for, our securities in particular, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. The audited balance sheet will also reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If a material portion of the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors that beneficially own shares, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and shares included in the insider warrants in accordance with the majority of the shares of common stock voted by the public stockholders. Shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors will be voted in favor of any business combination presented to the public stockholders. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest remaining therein, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering and shares included in the insider warrants if we are forced to liquidate prior to a business combination.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted into cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Warrants

No warrants are currently outstanding.

Each warrant included as part of the units in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

With respect to the insider warrants, if they are called for redemption, and so long as they are held by our initial stockholders or their affiliates, the holder of such warrants may exercise them on a “cashless basis.” In such case, the holder could pay the exercise price by surrendering its warrant for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined) and (y) the fair market value. The insider warrants will not be placed into the escrow account along with the insider shares of common stock, but the affiliate of our initial stockholders that will acquire the insider warrants has agreed that the insider warrants and the underlying securities will not be transferred by them until 30 days after the completion of a business combination. The purchase price of the insider warrants was determined based on prevailing prices paid by management of similarly structured blank check companies for warrants. While we believe this price to be fair, we have not obtained any independent third party valuation of these warrants. In addition, if and to the extent these warrants are exercised, you may experience further dilution to the value of your shares.

We may call the warrants (including any warrants issued upon exercise of the purchase option to be granted to the underwriters) for redemption:

•	at our sole election (without having to obtain prior consent from any other persons, including the underwriters);

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a cushion against a negative market reaction, if any, to our redemption call. If these conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, we cannot assure you that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

None of the warrants included in the units offered by this prospectus (including those units issuable to the underwriters upon exercise of the underwriters purchase option) nor any of the insider warrants will be exercisable unless (1) at the time a holder seeks to exercise such warrant, a registration statement is effective with respect to the common stock underlying the public warrants and (2) the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and maintain an effective registration statement relating to common stock underlying the public warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If a registration statement with respect to the common stock underlying the public warrants is not effective or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriters for $100 an option to purchase up to a total of 250,000 units (assuming full exercise of the underwriters’ over-allotment option) at a per unit price of $7.20 (120% of the price of the units sold in the offering) if an effective and current registration statement has been filed with the SEC. This option is exercisable commencing on the later of completion of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants underlying the underwriters’ purchase option is $6.00 (120% of the exercise price of the warrants included in the units sold in the offering) and both the units and warrants will feature a “cashless exercise” provision, permitting the underwriters to exercise the units or warrants, as applicable, by accepting a “net” number of securities, without payment of any cash. The warrants underlying this option, like all of the warrants, are exercisable commencing on the latter of completion of a business combination and one year from the date of this prospectus, and expiring four years from the date of this prospectus. In no event will we be required to net cash settle this option or the warrants underlying this option.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. After the completion of a business combination, the payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends prior to our business combination.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 4,166,667 shares of common stock outstanding, or 4,666,667 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 3,333,333 shares sold in this offering, or 3,833,333 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The initial 833,334 shares held by our initial stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to June 2008. Notwithstanding this rule, all of those shares have been placed in escrow and will not be transferable for a period of one years from the date we complete a business combination and will only be released prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to complete a transaction after the complete of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. None of the insider warrants will be placed in escrow; however, our initial stockholders have agreed with our company and the underwriters that the insider warrants and underlying securities will not be sold or transferred by them until 30 days after we have completed a business consideration, subject to certain limited exceptions as described above.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of common stock then outstanding, which will equal 41,667 shares immediately after this offering (or 46,667 if the underwriters exercise their over-allotment option).

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 833,334 issued and outstanding shares of common stock on the date of this prospectus and the holder of the insider warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares, the insider warrants and the shares issuable upon exercise of the insider warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow (in the case of the insider warrants and the warrant shares, 30 days after consummation of a business combination). In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow (in the case of the insider warrants and the warrant shares, 30 days after consummation of a business combination). We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, the holders of the units, underlying warrants or common stock issuable under the underwriters’ purchase option are entitled to make one demand that we register these securities at the election of the holders of a majority of such securities. These holders also have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of such registration statement.

Delaware Anti-takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement dated          , 2007, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Capital Growth Financial, LLC is acting as representative, has severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Capital Growth Financial, LLC

Total	3,333,333

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

This offering will be underwritten on a firm commitment basis. The underwriters propose to offer our units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $      per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $      per share to other brokers and dealers.

The underwriters’ obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal and cancellation of the offering without notice upon mutual agreement of our company and the underwriters, the underwriters upon our failure to satisfy any condition contained in the underlying agreement or the occurrence of certain customary “termination” events or by either party upon certain indemnity defaults specified in the underwriting agreement. The underwriters reserve the right to reject any order for the purchase of units.

We have determined, based upon a Black-Scholes model, that the fair value of the underwriters’ option to purchase up to 250,000 units (assuming full exercise of the underwriters’ over-allotment option) would be approximately $810,675 on the date of sale using an expected life of five years, volatility of 63.72% and a risk-free interest rate of 4.92%.

The following table summarizes the public offering price, underwriting discount to be paid to the underwriter by us, and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of their over-allotment option. This information further assumes full payment of the underwriter’s discount and non-accountable expense allowance out of the proceeds of the proposed offering placed in trust.

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters, the expense allowance and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Total
		With no	With Full
		Exercise of	Exercise of
		Over-Allotment	Over-Allotment
	Per Unit	Option	Option

Public offering price	$6.00	$20,000,000	$23,000,000
Underwriting discount and commissions(1)	$0.45	$1,500,000	$1,725,000
Non-accountable expense allowance(2)	$0.09	$300,000	$300,000
Proceeds before expenses(3)	$5.43	$18,100,000	$20,860,000

(1)	25% of the underwriting discounts and commissions (that is $375,000 or $431,250 if the over-allotment option is exercised in full) will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)	The non-accountable expense allowance will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(3)	We have agreed to pay certain expenses incurred by the underwriters. These offering expenses are estimated at $43,000, inclusive of the $30,000 underwriters’ counsel blue sky fee and due diligence expense. The NASD has determined that (a) the reimbursement of these expenses and (b) the underwriters purchase option, each constitute compensation for purposes of determining the reasonableness of underwriting compensation pursuant to Rule 2710(c) of the NASD Conduct Rules.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, New York and Rhode Island. We will not offer or sell any units in Maryland or Indiana. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

We are registering the sale of the common stock issuable upon exercise of the warrants, or are relying on exemptions from registration, only in the following states: Colorado, Delaware, Hawaii, Illinois, New York and Rhode Island, and will have no obligation to register the warrant shares in any other state. Because we will offer and sell the units in Florida but we will not be registering the sale of the common stock issuable upon exercise of the warrants in Florida, residents of Florida may purchase units, but may be unable to exercise their warrants absent an exemption from registration in Florida at the time of exercise.

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Exchange Act. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid.

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the registration of the units, common stock and warrants in those states or the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above.

Over-Allotment Option

We have also granted to the representative of the underwriters an option, exercisable during the 60-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 250,000 units (assuming full exercise of the underwriters’ over-allotment option). This option may be exercised on a cashless basis. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants underlying this option are exercisable at $6.00 per share (120% of the exercise price of the warrants included in the units sold in the offering) and may be exercised on a cashless basis. This option is exercisable at $7.20 per unit commencing on the later of the completion of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy-back” rights for a period of four and a half years, from the beginning of the six months from the effective date of the registration statement of which this prospectus is part and concluding at the end of the fifth year after the effective date of the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The NASD has determined that this purchase option constitutes compensation for purposes of determining the reasonableness of underwriting compensation pursuant to Rule 2710(c) of the NASD Conduct Rules.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

The Company has agreed that without the prior written consent of the representative of the underwriters (not to be unreasonably withheld), for a period of 180 days from the date of this prospectus, it will not sell or otherwise dispose of any securities, except in connection with a bona fide acquisition or pursuant to any stock option or similar compensation plan.

Any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provides services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arms length negotiation.

The Company has agreed to engage Capital Growth Financial, LLC (“Capital Growth”) on a non-exclusive basis, as its agent for the solicitation of the exercise of its warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay Capital Growth a fair and reasonable commission equal to a percentage of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise had been solicited by Capital Growth.

Capital Growth has the right to designate one individual to attend meetings of the Company’s board of directors as a non-voting observer for a period of two years after this offering, provided that such designee is reasonably acceptable to the Company and signs a confidentiality agreement.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Pricing of Securities

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	prevailing market and economic conditions;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Greenberg Traurig, P.A., West Palm Beach, Florida, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Lumax Acquisition Corp. at June 21, 2007 and for the period then ended appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Goldstein Golub Kessler LLP, independent registered public accounting firm given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

LUMAX ACQUISITION CORP.
(a development stage company)

Index to Financial Statements

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Lumax Acquisition Corporation

We have audited the accompanying balance sheet of Lumax Acquisition Corporation (a corporation in the development stage) as of June 21, 2007, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the period from May 29, 2007 (inception) to June 21, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lumax Acquisition Corporation as of June 21 2007 and the results of its operations and its cash flows for the period from May 29, 2007 (inception) to June 21, 2007 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
July 12, 2007, except for the third paragraph of Note 1 and Note 2, as to which the date is August 31, 2007

LUMAX ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

June 21,
2007

ASSETS
Current assets — Cash	$40,000
Deferred offering costs	85,000

Total assets	$125,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Advances payable to related party	115,000

Total liabilities	$116,000

Commitments
Stockholders’ equity
Common stock, $.0001 par value Authorized 50,000,000 shares; Issued and outstanding 833,334 shares	83
Additional paid-in capital	9,917
Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	9,000

Total liabilities and stockholders’ equity	$125,000

See notes to financial statements

LUMAX ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS
For the period May 29, 2007 (inception) through June 21, 2007

Formation Costs	$1,000

Net loss	$(1,000)

Weighted average shares outstanding	833,334

Net loss per share	$(0.00)

See notes to financial statements

LUMAX ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the period May 29, 2007 (inception) through June 21, 2007

Common Stock

				Deficit
				Accumulated
			Additional	During the
			Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock to initial stockholders on May 30, 2007 at $0.012 per share (Note 7)	833,334	$83	$9,917	—	$10,000
Net Loss	—	—	—	$(1,000)	$(1,000)

Balance at June 21, 2007	833,334	$83	$9,917	$(1,000)	$9,000

See notes to financial statements

LUMAX ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS
For the period May 29, 2007 (inception) through June 21, 2007

Cash flows from operating activities
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	1,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock to Initial Stockholders (Note 7)	10,000
Proceeds from advances from Lumax Investment Management LLC	115,000
Payment of costs associated with Proposed Offering	(85,000)

Net cash provided by financing activities	40,000

Net increase in cash	40,000
Cash at beginning of period	—

Cash at end of period	$40,000

See notes to financial statements

LUMAX ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements
June 21, 2007

1.	Organization and Business Operations

Lumax Acquisition Corp. (the “Company”) was incorporated in Delaware on May 29, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the business services or light manufacturing industry.

At June 21, 2007, the Company had not yet commenced any operations. All activity through June 21, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year- end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 3,333,333 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.84 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and the Company’s Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $6.00 per share upon liquidation The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,600,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to us as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company that beneficially own shares (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance

LUMAX ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements — (Continued)

with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company and applicable provisions of the Delaware General Corporation Law, we intend to dissolve and promptly distribute only to our public stockholders (including our initial stockholders solely with respect to any units they purchase in this offering and with respect to any shares of common stock they purchase in the aftermarket) the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after completion of this offering (or within 24 months from the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination has not yet been completed within such 18-month period). If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

LUMAX ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements — (Continued)

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 3,333,333 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.5% and a non accountable expense allowance of 1.5% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 25% of the underwriting discounts and the entire 1.5% non accountable expense allowance will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payments upon the Company’s liquidation if it is unable to complete a Business Combination.

If an effective and current registration statement has been filed with the SEC, the Company will issue an option to purchase 250,000 units to the underwriters (assuming full exercise of the underwriters’ over-allotment option) at a unit price of $7.20, which, if exercised, will result in the issuance of an additional 250,000 shares of common stock and 500,000 warrants. The option may be exercised on a cashless basis, commencing on the later of the consummation of a Business Combination and one year from the date of the Proposed Offering and expiring five years from the date of the Proposed Offering. In no event will we be required to net cash settle the underwriters’ purchase option or the warrants underlying such purchase option. The estimated fair value of this option is approximately $810,675 using a Black-Scholes option-pricing model. The fair value of the option granted is estimated as of the date of the grant using the following assumptions: (1) expected volatility of 63.72%, (2) risk-free discount rate of 4.92% (3) expected life of five years and (4) dividend rate of zero. The volatility is based on the average five year daily volatility of a basket of the following small U.S. business services and light manufacturing companies: The L.S. Starrett Company, Valence Technology, Inc., North American Galvanizing & Coatings, Inc., NN, Inc., RCM Technologies, Inc., Electronic Clearing House, Inc., Rainmaker Systems, Inc., and APAC Customer Services, Inc.

In August 2007, the Company and the underwriters amended certain terms of the Proposed Offering. All disclosures hereon reflect the amended terms.

3.	Deferred Offering Costs

Deferred offering costs consist of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

LUMAX ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements — (Continued)

4.  Notes Payable, Stockholders

The Company entered into an agreement on May 29, 2007, to borrow up to $200,000 from Lumax Investment Management LLC, an affiliate which is wholly owned and managed by our initial stockholders. At June 21, 2007, $115,000 was outstanding under the agreement. The advances bear interest at the rate of 5% per annum and are payable on the earlier of May 29, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.	Income Taxes

Significant components of the Company’s deferred tax assets are as follows:

Expenses deferred for income tax purposes	$340
Less: valuation allowance	(340)

Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

6.	Commitments

The Company presently occupies office space provided by an affiliate of our Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Lumax Investment Management, LLC, an affiliate which is wholly owned and managed by the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, has committed to purchase a total of 1,333,333 Warrants (“Insider Warrants”) at $0.90 per Warrant (for an aggregate purchase price of $1,200,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchaser will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Warrants underlying the Units may not be called for redemption, while the Insider Warrants may be called for redemption, and if the Insider Warrants are called for redemption, they may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination.

LUMAX ACQUISITION CORP.
(a development stage company)

Notes to Financial Statements — (Continued)

The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 2 above.

7.	Initial Issuance of Common Stock

On May 30, 2007, David S. Montoya purchased 416,667 shares of common stock from the Company for $5,000, or $0.012 per share. On May 30, 2007, Scott W. Hartman purchased 416,667 shares of common stock from the Company for $5,000, or $0.012 per share, which were subsequently transferred on May 31, 2007 to Hartman Investments, LLC, an entity of which Mr. Hartman is the sole member and manager.

LUMAX ACQUISITION CORP.

3,333,333 Units

PROSPECTUS

Capital Growth Financial, LLC

Until          , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments, or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and 1.5% non-accountable expense allowance) will be as follows:

Initial Trustee fee	$1,000	(1)
SEC Registration Fee	2,065
NASD filing fee	7,500
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Legal fees and expenses	165,000
Blue sky services and expenses	30,000
Miscellaneous	67,735	(2)

Total	$423,300

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $1,200 for acting as warrant agent for the registrant’s warrants and $1,200 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Since inception, we sold the following shares of common stock without registration under the Securities Act:

Number of
Name	Shares

Scott W. Hartman(1)	416,667
David S. Montoya	416,667

(1)	Mr. Hartman’s shares are held by Hartman Investments, LLC, an entity of which Mr. Hartman is the sole member and manager.

Such shares were issued on May 30, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, high net worth individuals in transactions no involving any public offering. The shares issued to the individuals above were sold for an aggregate offering price of $10,000 at a purchase price of $0.012 per share.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.			Description

1.1			Form of Underwriting Agreement.
3.1	*	*	Certificate of Incorporation.
3.2	*	*	By-laws.
4.1	*	*	Specimen Unit Certificate.
4.2	*	*	Specimen Common Stock Certificate.
4.3	*	*	Specimen Warrant Certificate.
4.4			Form of Unit Purchase Option to be granted to the underwriters.
4.5	*	*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1			Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1			Form of Letter Agreement among the Registrant, the Underwriters and each of the Initial Stockholders.
10.2	*	*	Advance Agreement between Lumax Investment Management, LLC and the Registrant.
10.3	*	*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4	*	*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5			Form of Letter Agreement between SeaView Capital Advisors, LLC and the Registrant regarding administrative support.
10.6			Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and Lumax Investment Management, LLC.
10.7			Form of Registration Rights Agreement among the Registrant and the Underwriters.
10.8	*	*	Form of Subscription Agreement between the Registrant and Lumax Investment Management, LLC.
23.1			Consent of Goldstein Golub Kessler LLP.
23.2			Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24	*	*	Power of Attorney (included on signature page of this Registration Statement).

**	Previously filed.

(b) Financial Statement Schedules — See the Index to Financial Statements on p. F-1.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement at the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of September, 2007.

LUMAX ACQUISITION CORP.

By:	/s/ SCOTT W. HARTMAN
Scott W. Hartman
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ SCOTT W. HARTMAN Scott W. Hartman	Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2007

/s/ DAVID S. MONTOYA David S. Montoya	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	September 4, 2007

/s/ STEVEN LONDON Steven London	Director	September 4, 2007

INDEX OF EXHIBITS

Exhibit No.		Description

1.1		Form of Underwriting Agreement.
3.1	**	Certificate of Incorporation.
3.2	**	By-laws.
4.1	**	Specimen Unit Certificate.
4.2	**	Specimen Common Stock Certificate.
4.3	**	Specimen Warrant Certificate.
4.4		Form of Unit Purchase Option to be granted to the underwriters.
4.5	**	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1		Form of Letter Agreement among the Registrant, the Underwriters and each of the Initial Stockholders.
10.2	**	Advance Agreement between Lumax Investment Management, LLC and the Registrant.
10.3	**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4	**	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5		Form of Letter Agreement between SeaView Capital Advisors, LLC and the Registrant regarding administrative support.
10.6		Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and Lumax Investment Management, LLC.
10.7		Form of Registration Rights Agreement among the Registrant and the Underwriters.
10.8	**	Form of Subscription Agreement between the Registrant and Lumax Investment Management, LLC.
23.1		Consent of Goldstein Golub Kessler LLP.
23.2		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24	**	Power of Attorney (included on signature page of this Registration Statement).

**	Previously filed.